As filed with the Securities and Exchange Commission on October 21, 2005
Registration No. 333-128101

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Holly Energy Partners, L.P.
Holly Energy Finance Corp.*
(Exact Name of Registrants as Specified in Their Charters)

Delaware Delaware	4610 4610	20-0833098 20-2263311
(State or Other Jurisdiction of Incorporation or Organization)	(Registrants’ Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Crescent Court, Suite 1600 Dallas, Texas 75201 (214) 871-3555 (Address, Including Zip Code, and Telephone Number, Including Area Code, of each of the Registrants’ Principal Executive Offices)	W. John Glancy
Senior Vice President and General Counsel
Holly Energy Partners, L.P.
100 Crescent Court, Suite 1600
Dallas, Texas 75201
(214) 871-3555
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of
each of the Registrants’ Agent for Service)

Copy to:
Alan J. Bogdanow
Vinson & Elkins L.L.P.
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	Additional Registrants are identified on the following pages.

ADDITIONAL REGISTRANTS
     The additional Registrants listed below are subsidiaries of Holly Energy Partners and may guarantee the debt securities.
HEP Logistics GP, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	51-0504692
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
Holly Energy Partners — Operating, L.P.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	51-0504696
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Pipeline GP, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	72-1583767
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Refining GP, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	71-0968297
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Mountain Home, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	71-0968300
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Pipeline, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	71-0968296
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Refining, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	71-0968299
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Woods Cross, L.L.C.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	72-1583768
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Navajo Southern, L.P.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	57-1207829
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Pipeline Assets, Limited Partnership
(Exact Name of Registrant As Specified In Its Charter)

Delaware	51-0512050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Refining Assets, L.P.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	51-0512052
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
HEP Fin — Tex/ Trust — River, L.P.
(Exact Name of Registrant As Specified In Its Charter)

Texas	20-2161011
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

The information in this prospectus is not complete and may be changed. Securities may not be sold pursuant to this prospectus until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 21, 2005
PROSPECTUS
Holly Energy Partners, L.P.
Holly Energy Finance Corp.
$800,000,000
COMMON UNITS
DEBT SECURITIES

1,170,000 COMMON UNITS
Offered by the
Selling Unitholders
        We may from time to time offer the following securities under this prospectus:

•	common units representing limited partner interests in Holly Energy Partners, L.P.; and

•	debt securities of Holly Energy Partners L.P.
      Holly Energy Finance Corp. may act as co-issuer of the debt securities and certain other subsidiaries of Holly Energy Partners, L.P. may guarantee the debt securities.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The amount of any securities offered and the price at which those securities are offered will be determined at the time of each offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus and any prospectus supplement before you invest. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.
      In addition, up to 1,170,000 common units may be offered from time to time by the selling unitholders named herein. Specific terms of certain offerings by such selling unitholders may be specified in a prospectus supplement to this prospectus. We will not receive proceeds of any sale of common units by any such selling unitholders unless otherwise indicated in a prospectus supplement. For a more detailed discussion of selling unitholders, please read “Selling Unitholders.”
      Our common units are listed on the New York Stock Exchange under the trading symbol “HEP.”
      Unless otherwise specified in a prospectus supplement, any of our senior debt securities, when and if issued, will be unsecured and will rank equally with our other unsecured and unsubordinated indebtedness, and any of our subordinated debt securities, when and if issued, will be subordinated in right of payment to our senior debt.
       Limited partnerships are inherently different from corporations. You should review carefully “Risk Factors” beginning on page 4 for a discussion of important risks you should consider before investing in our securities.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
      This prospectus may not be used to consummate sales of securities by the Registrants unless accompanied by a prospectus supplement.
The date of this prospectus is                     , 2005.

      You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.
      “Our,” “we,” “us” and “Holly Energy Partners” as used in this prospectus refer to Holly Energy Partners, L.P. or to Holly Energy Partners, L.P. and certain of its subsidiaries collectively, including its subsidiary Holly Energy Finance Corp., as the context requires.

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ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we file with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process. Under this shelf process, we may offer from time to time up to $800,000,000 of our securities and the selling unitholders may offer from time to time up to 1,170,000 of our common units. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The selling unitholders may offer common units pursuant to this prospectus or may provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the common units being offered and the terms of the offering. Any prospectus supplement may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. Therefore, you should read this prospectus and any attached prospectus supplement before you invest in our securities.

WHO WE ARE
      Holly Energy Partners, L.P. is a Delaware limited partnership engaged principally in the business of operating a system of refined product pipelines and distribution terminals primarily in West Texas, New Mexico, Utah and Arizona. We generate revenues by charging tariffs for transporting intermediate and refined products through our pipelines and by charging fees for terminalling refined products and other hydrocarbons in, and storing and providing other services at, our terminals. We do not take ownership of products that we transport or terminal and therefore we are not directly exposed to changes in commodity prices. We serve Holly Corporation’s refineries in New Mexico and Utah under two pipelines and/or terminals agreements expiring in July 2019 and July 2020 and Alon USA, Inc.’s (“Alon”) Big Spring Refinery under a separate pipelines and terminals agreement expiring in February 2020. We are dedicated to generating stable cash flows and growing our business. Our assets include:

•	Refined Product Pipelines:

•	approximately 949 miles of refined product pipelines, including 340 miles of leased pipelines, that transport gasoline, diesel, and jet fuel from Holly Corporation’s Navajo Refinery in New Mexico and Alon’s Big Spring Refinery in Texas to their customers in the metropolitan and rural areas of Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah and northern Mexico; and

•	a 70% interest in Rio Grande Pipeline Company, a joint venture that owns a 249-mile refined product pipeline, that transports liquid petroleum gases, or LPGs, from West Texas to the Texas/ Mexico border near El Paso for further transport into northern Mexico by shippers other than Holly Corporation.

•	Intermediate Pipelines:

•	two 65-mile parallel pipelines that originate in Lovington, New Mexico and terminate at Holly Corporation’s Artesia refining facility, with an aggregate throughput capacity of 84,000 barrels per day (bpd), which we acquired from Holly Corporation in July 2005.

•	Refined Product Terminals:

•	seven refined product terminals (one of which is 50% owned), located in El Paso, Abilene and Wichita Falls, Texas, Moriarty, Bloomfield and Albuquerque, New Mexico, and Tucson, Arizona, with an aggregate capacity of approximately 2.3 million barrels, that are integrated with our refined product pipeline system;

•	three refined product terminals (two of which are 50% owned), located in Burley and Boise, Idaho, and Spokane, Washington, with an aggregate capacity of approximately 514,000 barrels, that serve third-party common carrier pipelines;

•	one refined product terminal near Mountain Home, Idaho, with a capacity of 120,000 barrels, that serves a nearby United States Air Force Base; and

•	two refined product truck loading racks, one located within Holly Corporation’s Navajo Refinery, that is permitted to load over 40,000 bpd of light refined products, and one located within Holly Corporation’s Woods Cross Refinery near Salt Lake City, Utah, that is permitted to load over 25,000 bpd of light refined products.

•	Tank Farm:

•	one tank farm in Orla, Texas, with a storage capacity of 135,000 barrels.
      Holly Energy Finance Corp. (“Holly Energy Finance”) is a Delaware corporation and wholly-owned subsidiary of Holly Energy Partners organized for the sole purpose of co-issuing certain of our debt securities. Holly Energy Finance does not have any operations of any kind and does not generate any revenue other than as may be incidental to its activities as a co-issuer of any of our debt securities.
      Our principal executive offices are located at 100 Crescent Court, Suite 1600, Dallas, Texas 75201, and our telephone number is (214) 871-3555.

THE SUBSIDIARY GUARANTORS
      Throughout this prospectus, we refer to each of the following subsidiaries of Holly Energy Partners as the “Subsidiary Guarantors”: HEP Logistics GP, L.L.C., Holly Energy Partners — Operating, L.P., HEP Pipeline GP, L.L.C., HEP Refining GP, L.L.C., HEP Mountain Home, L.L.C., HEP Pipeline, L.L.C., HEP Refining, L.L.C., HEP Woods Cross, L.L.C., HEP Navajo Southern, L.P., HEP Pipeline Assets, Limited Partnership, HEP Refining Assets, L.P. and HEP Fin–Tex/ Trust — River, L.P. Each of the Subsidiary Guarantors may jointly and severally and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus and any prospectus supplement.

RISK FACTORS
      An investment in our securities involves risks. You should consider carefully the following risk factors, together with all of the other information included in, or incorporated by reference into, this prospectus and any prospectus supplement in evaluating an investment in our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and the other information included in, or incorporated by reference into, this prospectus. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
Risks Inherent in Our Business

We depend upon Holly Corporation and particularly its Navajo Refinery for a majority of our revenues and upon Alon and its Big Spring Refinery for a substantial portion of our other revenues, and if revenues from either of these customers were materially-reduced, there would be a material adverse effect on our results of operations.
      For the six months ended June 30, 2005, Holly Corporation accounted for approximately 49.5% of the revenues of our refined products pipelines and approximately 70.5% of the revenues of our terminals and truck loading racks. For the six months ended June 30, 2005, which includes four months for which our pipelines and terminals agreement with Alon was in effect, Alon accounted for approximately 34.4% of the revenues of our refined products pipelines and approximately 9.4% of the revenues of our terminals and truck loading racks. We expect to continue to derive a substantial majority of our revenues from Holly Corporation and Alon for the foreseeable future. If either Holly Corporation or Alon satisfy only their minimum obligations under our respective pipelines and/or terminals agreements with them or are unable to meet their minimum revenue commitment or minimum volume commitment for any reason, including due to prolonged downtime or a shutdown at the Navajo Refinery, the Woods Cross Refinery or the Big Spring Refinery, our revenues would decline.
      Any significant curtailing of production at either the Navajo Refinery or the Big Spring Refinery could, by reducing throughput in our pipelines, result in our realizing materially lower levels of revenues and cash flow for the duration of the shutdown. Operations at the Navajo Refinery or the Big Spring Refinery could be partially or completely shut down, temporarily or permanently, as the result of:

•	competition from other refineries and pipelines that may be able to supply the end-user markets of either Holly Corporation or Alon on a more cost-effective basis;

•	operational problems such as catastrophic events at the refinery, labor difficulties or environmental proceedings or other litigation that compel the cessation of all or a portion of the operations at the refinery;

•	increasingly stringent environmental laws and regulations, such as the Environmental Protection Agency’s gasoline and diesel sulfur control requirements that limit the concentration of sulfur in motor gasoline and diesel fuel for both on-road and non-road usage as well as various state and federal emission requirements that may affect the refinery itself;

•	an inability to obtain crude oil for the refinery at competitive prices; or

•	a general reduction in demand for refined products in the area due to:

•	a local or national recession or other adverse economic condition that results in lower spending by businesses and consumers on gasoline and diesel fuel;

•	higher gasoline prices due to higher crude oil prices, higher taxes or stricter environmental laws or regulations; or

•	a shift by consumers to more fuel-efficient or alternative fuel vehicles or an increase in fuel economy, whether as a result of technological advances by manufacturers, legislation either mandating or encouraging higher fuel economy or the use of alternative fuel or otherwise.
      The magnitude of the effect on us of any shutdown will depend on the length of the shutdown and the extent of the refinery operations affected by the shutdown. We have no control over the factors that may lead to a shutdown or the measures either Holly Corporation or Alon may take in response to a shutdown. Holly Corporation and Alon make all decisions at the Navajo Refinery and the Big Spring Refinery, respectively, concerning levels of production, regulatory compliance, planned shutdowns of individual process units within the refinery to perform major maintenance activities, also referred to as “refinery turnarounds,” labor relations, environmental remediation and capital expenditures, and are responsible for all related costs, and are under no contractual obligation to us to maintain operations at these refineries.
      Holly Corporation’s obligations under our pipelines and or/terminals agreements with it would be temporarily suspended during the occurrence of a force majeure event that renders performance impossible with respect to an asset for at least 30 days. If such an event were to continue for a year, we or Holly Corporation could terminate the applicable pipelines and/or terminals agreement. Our pipelines and terminals agreement with Alon provides that if we are unable to transport our terminal refined products that Alon is prepared to ship, then Alon has the right to reduce its minimum volume commitment to us during the period of interruption. If a force majeure event occurs beyond the control of either of us, we or Alon could terminate the Alon pipelines and terminals agreement after the expiration of certain time periods. The occurrence of any of these events could reduce our revenues and cash flows and our ability to make distributions on our common units or to meet our debt service requirements.

We are exposed to the credit risks of our key customers.
      We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. In addition to revenues that we receive from Holly Corporation and Alon, a subsidiary of BP is the only shipper on the Rio Grande Pipeline, a joint venture in which we own a 70% interest and from which we derived approximately 12.8% of our revenues for the six months ended June 30, 2005.
      If any of our key customers default on their obligations to us, our financial results could be adversely affected. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks. Any loss of our key customers, including Holly Corporation, Alon or the BP subsidiary, could reduce our ability to make distributions on our common units or to meet our debt service requirements.

We may be unable to make future acquisitions on attractive terms and potential future acquisitions, if any, may affect our business by substantially increasing the level of our indebtedness and contingent liabilities and increasing our risks of being unable to effectively integrate these new operations.
      We expect to continue to evaluate and, where appropriate, pursue acquisitions of assets and businesses that we believe complement our existing assets and businesses. We cannot assure you that we will be able to identify suitable acquisitions in the future, or that we will be able to purchase or finance any acquisitions on terms that we find acceptable. Additionally, we compete against other companies for acquisitions, and we cannot assure you that we will be successful in the acquisition of any assets or businesses appropriate for our growth strategy.
      Acquisitions may require substantial capital or the incurrence of substantial indebtedness. If we consummate any future acquisitions, our capitalization and results of operations may change significantly, and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of our funds and other resources.

      Any acquisition involves potential risks, including, among other things:

•	mistaken assumptions about revenues and costs, including synergies;

•	the assumption of unknown liabilities or known liabilities for which we underestimate the risk;

•	the potentially substantial transaction costs associated with completed acquisitions or pursuing acquisitions that are not completed;

•	limitations on rights to indemnity from the seller;

•	the diversion of management’s attention from other business concerns;

•	unforeseen difficulties operating in new product areas or new geographic areas; and

•	customer or key employee losses at the acquired businesses.

Competition from other pipelines, including the Longhorn Pipeline, that may be able to supply our shippers’ customers with refined products at a lower price could cause us to reduce our rates or could reduce our revenues.
      We and our shippers face competition from other pipelines that may be able to supply our shippers’ end-user markets with refined products on a more competitive basis. One particular pipeline, the Longhorn Pipeline, could provide significant competition. The Longhorn Pipeline is a common carrier pipeline that is capable of delivering refined products utilizing a direct route from the Texas Gulf Coast to El Paso and, through interconnections with third-party common carrier pipelines, into the Arizona market. If the Longhorn Pipeline operates as currently proposed, it could result in significant downward pressure on wholesale refined product prices and refined product margins in El Paso and related markets. Additionally, the increased supply of refined products from Gulf Coast refiners entering the El Paso and Arizona markets on this pipeline and the likely increase in the demand for shipping product on the interconnecting common carrier pipelines, which are currently capacity constrained, could cause a decline in the demand for refined product from Holly Corporation or Alon. For Holly Corporation, this could ultimately result in a reduction in Holly Corporation’s minimum revenue commitment to us, and while our pipelines and terminals agreement with Alon does not provide for a reduction in its minimum volume commitment obligation in these circumstances, it could reduce our opportunity to earn revenue from Alon in excess of Alon’s minimum volume commitment and our ability to make distributions on our common units or to meet our debt service requirements.
      An additional factor that could affect some of Holly Corporation’s and Alon’s markets is excess pipeline capacity from the West Coast into our shippers’ Arizona markets on the pipeline from the West Coast to Phoenix. If refined products become available on the West Coast in excess of demand in that market, additional products could be shipped into our shippers’ Arizona markets with resulting possible downward pressure on refined products prices in these markets.

A material decrease in the supply, or a material increase in the price, of crude oil available to Holly Corporation’s and Alon’s refineries, could materially reduce our revenues.
      The volume of refined products we transport in our refined product pipelines depends on the level of production of refined products from Holly Corporation’s and Alon’s refineries, which, in turn, depends on the availability of attractively-priced crude oil produced in the areas accessible to those refineries. In order to maintain or increase production levels at their refineries, our shippers must continually contract for new crude oil supplies. A material decrease in crude oil production from the fields that supply their refineries, as a result of depressed commodity prices, lack of drilling activity, natural production declines or otherwise, could result in a decline in the volume of crude oil our shippers refine. Such an event would result in an overall decline in volumes of refined products transported through our pipelines and therefore a corresponding reduction in our cash flow. In addition, the future growth of our shippers’ operations will depend in part upon whether they can contract for additional supplies of crude oil at a greater rate than the rate of natural decline in their currently connected supplies.

      Fluctuations in crude oil prices can greatly affect production rates and investments by third parties in the development of new oil reserves. Drilling activity generally decreases as crude oil prices decrease. We and our shippers have no control over the level of drilling activity in the areas of operations, the amount of reserves underlying the wells and the rate at which production from a well will decline or producers or their production decisions, which are affected by, among other things, prevailing and projected energy prices, demand for hydrocarbons, geological considerations, governmental regulation and the availability and cost of capital. Similarly, if there were a material increase in the price of crude oil supplied to our shippers’ refineries without an increase in the value of the products produced by the refineries, either temporary or permanent, which caused a reduction in the production of refined products at the refineries, this would cause a reduction in the volumes of refined products we transport and our cash flow and could materially reduce our revenues and our ability to make distributions on our common units and to meet our debt service requirements.

We may not be able to retain existing customers or acquire new customers.
      The renewal or replacement of existing contracts with our customers at rates sufficient to maintain current revenues and cash flows depends on a number of factors outside our control, including competition from other pipelines and the demand for refined products in the markets that we serve. Alon’s obligations to lease capacity on the Artesia-Orla-El Paso pipeline have remaining terms ranging from three to six years. BP’s agreement to ship on the Rio Grande Pipeline expires in 2007. If we are unable to renew or replace our current contracts as they expire, our ability to make distributions on our common units and to meet our debt service requirements could be adversely affected.

Our operations are subject to federal, state and local laws and regulations relating to environmental protection and operational safety that could require us to make substantial expenditures.
      Our pipelines and terminal operations are subject to increasingly strict environmental and safety laws and regulations. The transportation and storage of refined products produces a risk that refined products and other hydrocarbons may be suddenly or gradually released into the environment, potentially causing substantial expenditures for a response action, significant government penalties, liability to government agencies for natural resources damages, personal injury or property damages to private parties and significant business interruption. We own or lease a number of properties that have been used to store or distribute refined products for many years. Many of these properties, such as recently acquired assets from Holly Corporation and Alon, have also been operated by third parties whose handling, disposal, or release of hydrocarbons and other wastes were not under our control. If we were to incur a significant liability pursuant to environmental laws or regulations, it could have a material adverse effect on our financial position and our ability to make distributions on our common units and to meet our debt service requirements.

Our operations are subject to operational hazards and unforeseen interruptions for which we may not be adequately insured.
      Our operations are subject to operational hazards and unforeseen interruptions such as natural disasters, adverse weather, accidents, fires, explosions, hazardous materials releases, mechanical failures and other events beyond our control. These events might result in a loss of equipment or life, injury or extensive property damage, as well as an interruption in our operations. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies have increased substantially, and could escalate further. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, our insurance carriers require broad exclusions for losses due to terrorist acts. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position and our ability to make distributions on our common units and to meet our debt service requirements.

Any reduction in the capacity of, or the allocations to, our shippers in interconnecting, third-party pipelines could cause a reduction of volumes transported in our pipelines and through our terminals.
      Holly Corporation, Alon and the other users of our pipelines and terminals are dependent upon connections to third-party pipelines to receive and deliver crude oil and refined products. Any reduction of capacities of these interconnecting pipelines due to testing, line repair, reduced operating pressures, or other causes could result in reduced volumes transported in our pipelines or through our terminals. Similarly, if additional shippers begin transporting volumes of refined products over interconnecting pipelines, the allocations to existing shippers in these pipelines would be reduced, which could also reduce volumes transported in our pipelines or through our terminals. For example, the common carrier pipelines used by Holly Corporation to serve the Arizona and Albuquerque markets are currently operated at or near capacity and are subject to proration. As a result, the volumes of refined product Holly Corporation and other shippers have been able to deliver to these markets have been limited. The flow of additional products into El Paso for shipment to Arizona, either as a result of the operation of the Longhorn Pipeline or otherwise, could further exacerbate such constraints on deliveries to Arizona. Any reduction in volumes transported in our pipelines or through our terminals would adversely affect our revenues and our ability to make distributions on our common units and to meet our debt service requirements.

If our assumptions concerning population growth are inaccurate or if Holly Corporation’s growth strategy is not successful, our ability to grow may be adversely affected.
      Our growth strategy is dependent upon:

•	the accuracy of our assumption that many of the markets that we serve in the Southwestern and Rocky Mountain regions of the United States will experience population growth that is higher than the national average; and

•	the willingness and ability of Holly Corporation to capture a share of this additional demand in its existing markets and to identify and penetrate new markets in the Southwestern and Rocky Mountain regions of the United States.
      If our assumptions about growth in market demand prove incorrect, Holly Corporation may not have any incentive to increase refinery capacity and production or shift additional throughput to our pipelines, which would adversely affect our growth strategy. Furthermore, Holly Corporation is under no obligation to pursue a growth strategy. If Holly Corporation chooses not to, or is unable to, gain additional customers in new or existing markets in the Southwestern and Rocky Mountain regions of the United States, our growth strategy would be adversely affected. Moreover, Holly Corporation may not make acquisitions that would provide acquisition opportunities to us, or if those opportunities arose, they may not be on terms attractive to us. Finally, Holly Corporation also will be subject to integration risks with respect to any new acquisitions it chooses to make.

Growing our business by constructing new pipelines and terminals, or expanding existing ones, subjects us to construction risks.
      One of the ways we may grow our business is through the construction of new pipelines and terminals or the expansion of existing ones. The construction of a new pipeline or the expansion of an existing pipeline, by adding horsepower or pump stations or by adding a second pipeline along an existing pipeline, involves numerous regulatory, environmental, political and legal uncertainties, most of which are beyond our control. These projects may not be completed on schedule or at all or at the budgeted cost. In addition, our revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if we build a new pipeline, the construction will occur over an extended period of time and we will not receive any material increases in revenues until after completion of the project. Moreover, we may construct facilities to capture anticipated future growth in demand for refined products in a region in which such growth does not materialize. As a result, new facilities may not be able to attract enough throughput to achieve our expected investment return, which could adversely affect our results of operations and financial condition and could affect our ability to make distributions on our common units and to meet our debt service requirements.

Rate regulation may not allow us to recover the full amount of increases in our costs.
      The primary rate-making methodology of the Federal Energy Regulatory Commission, or FERC, is price indexing. We use this methodology in all of our interstate markets. The indexing method allows a pipeline to increase its rates by a percentage equal to the change in the producer price index for finished goods. If the index falls, we will be required to reduce our rates that are based on the FERC’s price indexing methodology if they exceed the new maximum allowable rate. In addition, changes in the index might not be large enough to fully reflect actual increases in our costs. The FERC’s rate-making methodologies may limit our ability to set rates based on our true costs or may delay the use of rates that reflect increased costs. Any of the foregoing would adversely affect our revenues and cash flow and could affect our ability to make distributions on our common units and to meet our debt service requirements.
      If our interstate or intrastate tariff rates are successfully challenged, we could be required to reduce our tariff rates, which would reduce our revenues.
      Under the Energy Policy Act adopted in 1992, our interstate pipeline rates were deemed just and reasonable or “grandfathered.” As that Act applies to our rates, a person challenging a grandfathered rate must, as a threshold matter, establish that a substantial change has occurred since the date of enactment of the Act, in either the economic circumstances or the nature of the service that formed the basis for the rate. If the FERC were to find a substantial change in circumstances, then our existing rates could be subject to detailed review. If our rates were found to be in excess of levels justified by our cost of service the FERC could order us to reduce our rates. In addition, a state commission could also investigate our intrastate rates or our terms and conditions of service on its own initiative or at the urging of a shipper or other interested party. If a state commission found that our rates exceeded levels justified by our cost of service, the state commission could order us to reduce our rates. Any such reductions would result in lower revenues and cash flows.
      Holly Corporation and Alon have agreed not to challenge, or to cause others to challenge or assist others in challenging, our tariff rates in effect during the terms of their respective pipelines and terminals agreements. These agreements do not prevent other current or future shippers from challenging our tariff rates. If any party successfully challenges our tariff rates, it could have an adverse effect on us.

Potential changes to current petroleum pipeline rate-making methods and procedures may impact the federal and state regulations under which we will operate in the future.
      If the FERC’s petroleum pipeline rate-making methodology changes, the new methodology could result in tariffs that generate lower revenues and cash flow and could adversely our ability to make distributions on our common units and to meet our debt service requirements.

Our pipeline operations are subject to FERC rate-making principles that could have an adverse impact on our ability to recover the full cost of operating our pipeline facilities and our ability to make distributions to unitholders.
      In a decision last year involving an oil pipeline limited partnership, BP West Coast Products, LLC v. FERC, the United States Court of Appeals for the District of Columbia Circuit vacated FERC’s Lakehead policy. Under that policy, the FERC allowed an oil pipeline limited partnership to include in its cost of service an income tax allowance only to the extent that its unitholders were corporations subject to income tax. In May 2005, the FERC issued a statement of general policy regarding income tax allowances, stating that a pipeline organized as a tax pass-through entity may include in its cost of service-based rates an income tax allowance to reflect actual or potential tax liability on its public utility income attributable to all entities or individuals owning public utility assets, if the pipeline proves that the ultimate owner of the interest has an actual or potential income tax liability on such income. The FERC also stated that whether a pipeline’s owners have such actual or potential income tax liability will be reviewed by the

FERC on a case-by-case basis. In June 2005, the FERC issued an order on remand of BP West Coast, which, in part, applied its new policy on income tax allowance. Although the new policy affords pipelines that are organized as pass-through entities an opportunity to recover a tax allowance, the FERC has not indicated what evidence is required to establish such actual or legal income tax liability for all owners. In August 2005, the FERC dismissed requests for rehearing of its new tax allowance policy. In addition, multiple petitions for review of the FERC’s application of its new tax allowance policy on remand of the BP West Coast decision have been filed at the United States Court of Appeals for the District of Columbia Circuit. Further, application of the FERC’s policy statement in individual cases may be subject to further FERC action or review in the appropriate Court of Appeals. Therefore, the ultimate outcome of these proceedings is not certain and could result in changes to the FERC’s treatment of income tax allowances in cost of service. If we were to file for a cost of service-based rate increase above the applicable indexing level for a given year, we would be permitted to include an income tax allowance in such rates only to the extent we could show, pursuant to the new policy’s standard, that the ultimate owners of our units have actual or potential income tax liability on our income. If the FERC were to disallow a substantial portion of our income tax allowance, it is likely that the maximum rates that could be charged could decrease from current levels.

Terrorist attacks, and the threat of terrorist attacks, have resulted in increased costs to our business. Continued hostilities in the Middle East or other sustained military campaigns may adversely impact our results of operations.
      The long-term impact of terrorist attacks, such as the attacks that occurred on September 11, 2001, and the threat of future terrorist attacks, on the energy transportation industry in general, and on us in particular, is not known at this time. Increased security measures taken by us as a precaution against possible terrorist attacks have resulted in increased costs to our business. Uncertainty surrounding continued hostilities in the Middle East or other sustained military campaigns may affect our operations in unpredictable ways, including disruptions of crude oil supplies and markets for refined products, and the possibility that infrastructure facilities could be direct targets of, or indirect casualties of, an act of terror.
      Changes in the insurance markets attributable to terrorist attacks may make certain types of insurance more difficult for us to obtain. Moreover, the insurance that may be available to us may be significantly more expensive than our existing insurance coverage. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.
Risks Inherent in an Investment in Us

Holly Corporation and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interests.
      Currently, Holly Corporation indirectly owns the 2% general partner interest and a 43% limited partner interest in us and owns and controls our general partner, HEP Logistics Holdings, L.P. Conflicts of interest may arise between Holly Corporation and its affiliates, including our general partner, on the one hand, and us, on the other hand. As a result of these conflicts, the general partner may favor its own interests and the interests of its affiliates over our interests. These conflicts include, among others, the following situations:

•	Holly Corporation, as a shipper on our pipelines, has an economic incentive not to cause us to seek higher tariff rates or terminalling fees, even if such higher rates or terminalling fees would reflect rates that could be obtained in arm’s-length, third-party transactions;

•	neither our partnership agreement nor any other agreement requires Holly Corporation to pursue a business strategy that favors us or utilizes our assets, including whether to increase or decrease refinery production, whether to shut down or reconfigure a refinery, or what markets to pursue or grow. Holly Corporation’s directors and officers have a fiduciary duty to make these decisions in the best interests of the stockholders of Holly Corporation;

•	our general partner is allowed to take into account the interests of parties other than us, such as Holly Corporation, in resolving conflicts of interest;

•	our general partner determines which costs incurred by Holly Corporation and its affiliates are reimbursable by us;

•	our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf;

•	our general partner determines the amount and timing of our asset purchases and sales, capital expenditures and borrowings, each of which can affect the amount of cash available to us; and

•	our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates, including the pipelines and terminals agreement with Holly Corporation.

Cost reimbursements, which will be determined by our general partner, and fees due our general partner and its affiliates for services provided, are substantial.
      For three years commencing on July 13, 2004, the closing date of our initial public offering, we are obligated to pay Holly Corporation an administrative fee of $2.0 million per year for the provision by Holly Corporation or its affiliates of various general and administrative services for our benefit. The administrative fee may increase on the second and third anniversaries of the closing date of our initial public offering by the greater of 5% or the percentage increase in the consumer price index and may also increase if we make an acquisition that requires an increase in the level of general and administrative services that we receive from Holly Corporation or its affiliates. In addition, our general partner and its affiliates are entitled to reimbursement for all other expenses they incur on our behalf, including the salaries of and the cost of employee benefits for employees of Holly Logistic Services, L.L.C. who provide services to us. Prior to making any distribution on the common units, we will reimburse our general partner and its affiliates, including officers and directors of the general partner, for all expenses incurred on our behalf. The reimbursement of expenses and the payment of fees could adversely affect our ability to make distributions. The general partner has sole discretion to determine the amount of these expenses. Our general partner and its affiliates also may provide us other services for which we are charged fees as determined by our general partner.

Our partnership agreement limits our general partner’s fiduciary duties to our unitholders and restricts the remedies available to unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.
      Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement:

•	permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner;

•	provides that our general partner is entitled to make other decisions in “good faith” if it reasonably believes that the decision is in our best interests;

•	generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of the board of directors of our general partner’s general partner and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our general partner may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to us; and

•	provides that our general partner, its general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or those other persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence.
      In order to become a limited partner of our partnership, a unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above.

Even if unitholders are dissatisfied, they cannot remove our general partner without its consent.
      Unlike the holders of common stock in a corporation, unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders did not elect our general partner or the board of directors of our general partner’s general partner and have no right to elect our general partner or the board of directors of our general partner’s general partner on an annual or other continuing basis. The board of directors of our general partner’s general partner is chosen by the members of our general partner’s general partner. Furthermore, if unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. As a result of these limitations, the price at which the common units trade could be diminished because of the absence or reduction of a takeover premium in the trading price.
      The vote of the holders of at least 66 2/3% of all outstanding units voting together as a single class is required to remove the general partner. Unitholders will be unable to remove the general partner without its consent because the general partner and its affiliates own sufficient units to prevent its removal. Also, if the general partner is removed without cause during the subordination period and units held by the general partner and its affiliates are not voted in favor of that removal, all remaining subordinated units will automatically convert into common units and any existing arrearages on the common units will be extinguished. A removal of the general partner under these circumstances would adversely affect the common units by prematurely eliminating their distribution and liquidation preference over the subordinated units, which would otherwise have continued until we had met certain distribution and performance tests. Cause is narrowly defined to mean that a court of competent jurisdiction has entered a final, non-appealable judgment finding the general partner liable for actual fraud, gross negligence, or willful or wanton misconduct in its capacity as our general partner. Cause does not include most cases of charges of poor management of the business, so the removal of the general partner because of the unitholders’ dissatisfaction with the general partner’s performance in managing our partnership will most likely result in the termination of the subordination period.
      Furthermore, unitholders’ voting rights are further restricted by the partnership agreement provision providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than the general partner, its affiliates, their transferees, and persons who acquired such units with the prior approval of the board of directors of the general partner’s general partner, cannot vote on any matter. Our partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

The control of our general partner may be transferred to a third party without unitholder consent.
      Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, our partnership agreement does not restrict the ability of the partners of our general partner from transferring their respective partnership interests in our general partner to a third party. The new partners of our general partner would then be in a position to replace the board of directors and officers of the general partner of our general partner with their own choices and to control the decisions taken by the board of directors and officers.

We may issue additional common units without your approval, which would dilute your ownership interests.
      During the subordination period, our general partner, without the approval of our unitholders, may cause us to issue up to 3,500,000 additional common units. Our general partner may also cause us to issue an unlimited number of additional common units or other equity securities of equal rank with the common units, without unitholder approval, in a number of circumstances such as:

•	the issuance of common units in connection with acquisitions or capital improvements that increase cash flow from operations per unit on an estimated pro forma basis;

•	issuances of common units to repay indebtedness, the cost of which to service is greater than the distribution obligations associated with the units issued in connection with the repayment of the indebtedness;

•	the conversion of subordinated units into common units;

•	the conversion of units of equal rank with the common units into common units under some circumstances;

•	in the event of a combination or subdivision of common units;

•	issuances of common units under our employee benefit plans; or

•	the conversion of the general partner interest and the incentive distribution rights into common units as a result of the withdrawal or removal of our general partner.
      The issuance by us of additional common units or other equity securities of equal or senior rank will have the following effects:

•	our unitholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	because a lower percentage of total outstanding units will be subordinated units, the risk that a shortfall in the payment of the minimum quarterly distribution will be borne by our common unitholders will increase;

•	the relative voting strength of each previously outstanding unit may be diminished; and

•	the market price of the common units may decline.
      After the end of the subordination period, we may issue an unlimited number of limited partner interests of any type without the approval of our unitholders. Our partnership agreement does not give our unitholders the right to approve our issuance of equity securities ranking junior to the common units at any time.

In establishing cash reserves, our general partner may reduce the amount of cash available for distribution to you.
      Our partnership agreement requires our general partner to deduct from operating surplus cash reserves that it establishes are necessary to fund our future operating expenditures. In addition, our partnership agreement permits our general partner to reduce available cash by establishing cash reserves for the proper conduct of our business, to comply with applicable law or agreements to which we are a party, or to provide funds for future distributions to partners. These cash reserves will affect the amount of cash available to make the required payments to our debt holders or to pay the minimum quarterly distribution on our common units every quarter.

Holly Corporation and its affiliates may engage in limited competition with us.
      Holly Corporation and its affiliates may engage in limited competition with us. Pursuant to the omnibus agreement among us, Holly Corporation and our general partner, Holly Corporation and its affiliates agreed not to engage in the business of operating intermediate or refined product pipelines or terminals, crude oil pipelines or terminals, truck racks or crude oil gathering systems in the continental United States. The omnibus agreement, however, does not apply to:

•	any business operated by Holly Corporation or any of its subsidiaries at the closing of our initial public offering;

•	any crude oil pipeline or gathering system acquired or constructed by Holly Corporation or any of its subsidiaries that is physically interconnected to Holly Corporation’s refining facilities;

•	any business or asset that Holly Corporation or any of it subsidiaries acquires or constructs that has a fair market value or construction cost of less than $5.0 million; and

•	any business or asset that Holly Corporation or any of its subsidiaries acquires or constructs that has a fair market value or construction cost of $5.0 million or more if we have been offered the opportunity to purchase the business or asset at fair market value, and we decline to do so with the concurrence of our conflicts committee.
      In the event that Holly Corporation or its affiliates no longer control our partnership or there is a change of control of Holly Corporation, the non-competition provisions of the omnibus agreement will terminate.

Our general partner may cause us to borrow funds in order to make cash distributions, even where the purpose or effect of the borrowing benefits our general partner or its affiliates.
      In some instances, our general partner may cause us to borrow funds from affiliates of Holly Corporation or from third parties in order to permit the payment of cash distributions.
      These borrowings are permitted even if the purpose and effect of the borrowing is to enable us to make a distribution on the subordinated units, to make incentive distributions, or to hasten the expiration of the subordination period.

Our general partner has a limited call right that may require a holder of units to sell its common units at an undesirable time or price.
      If at any time our general partner and its affiliates own more than 80% of the common units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price. As a result, a holder of common units may be required to sell its units at an undesirable time or price and may not receive any return on its investment. A common unitholder may also incur a tax liability upon a sale of its units.

A unitholder may not have limited liability if a court finds that unitholder actions constitute control of our business.
      Under Delaware law, a unitholder could be held liable for our obligations to the same extent as a general partner if a court determined that the right of unitholders to remove our general partner or to take other action under our partnership agreement constituted participation in the “control” of our business.
      Our general partner generally has unlimited liability for our obligations, such as our debts and environmental liabilities, except for those contractual obligations that are expressly made without recourse to our general partner.

      In addition, Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) provides that under some circumstances, a unitholder may be liable to us for the amount of a distribution for a period of three years from the date of the distribution.
Tax Risks to Common Unitholders
      You should read “Material Tax Consequences” for a more complete discussion of the expected material federal income tax consequences of owning and disposing of common units.

Our tax treatment depends on our status as a partnership for federal income tax purposes, as well as our not being subject to entity-level taxation by states. If the IRS were to treat us as a corporation or if we were to become subject to entity-level taxation for state tax purposes, then our cash available for distribution to unitholders would be substantially reduced.
      The anticipated after-tax benefit of an investment in the common units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us.
      If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our income at the corporate tax rate, which is currently a maximum of 35%. Distributions to unitholders would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to unitholders. Because a tax would be imposed upon us as a corporation, our cash available for distribution to unitholders would be substantially reduced. Thus, treatment of us as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to unitholders, likely causing a substantial reduction in the value of the common units.
      Current law may change, causing us to be treated as a corporation for federal income tax purposes or otherwise subjecting us to entity-level taxation. For example, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, the cash available for distribution to unitholders would be reduced. The partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, then the minimum quarterly distribution amount and the target distribution amounts will be adjusted to reflect the impact of that law on us.

A successful IRS contest of the federal income tax positions we take may adversely impact the market for our common units, and the costs of any contest will be borne by our unitholders and our general partner.
      We have not requested any ruling from the IRS with respect to our treatment as a partnership for federal income tax purposes or any other matter affecting us. The IRS may adopt positions that differ from our counsel’s conclusions expressed in this prospectus. It may be necessary to resort to administrative or court proceedings to sustain some or all of our counsel’s conclusions or the positions we take. A court may not agree with some or all of our counsel’s conclusions or the positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. In addition, the costs of any contest with the IRS will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner.

Unitholders may be required to pay taxes on your share of their income even if they do not receive any cash distributions from us.
      Unitholders will be required to pay federal income taxes and, in some cases, state and local income taxes on their share of our taxable income, whether or not they receive cash distributions from us.

Unitholders may not receive cash distributions from us equal to their share of our taxable income or even equal to the actual tax liability that results from their share of our taxable income.

Tax gain or loss on the disposition of our common units could be different than expected.
      If a unitholder sells common units, it will recognize gain or loss equal to the difference between the amount realized and its tax basis in those common units. Prior distributions to a unitholder in excess of the total net taxable income it was allocated for a common unit, which decreased its tax basis in that common unit, will, in effect, become taxable income to the unitholder if the common unit is sold at a price greater than its tax basis in that common unit, even if the price received is less than the original cost. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income.

If you are a tax-exempt entity, a regulated investment company or an individual not residing in the United States, you may have adverse tax consequences from owning common units.
      Investment in common units by tax-exempt entities, regulated investment companies or mutual funds and foreign persons raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, will be unrelated business taxable income and will be taxable to them. Recent legislation treats net income derived from the ownership of certain publicly traded partnerships (including us) as qualifying income to a regulated investment company. However, this legislation is only effective for taxable years beginning after October 22, 2004, the date of enactment. For taxable years beginning on or before the date of enactment, very little of our income will be qualifying income to a regulated investment company. Distributions to foreign persons will be reduced by withholding taxes at the highest effective U.S. federal income tax rate for individuals, and foreign persons will be required to file federal income tax returns and pay tax on their share of our taxable income.

We treat each purchaser of common units as having the same tax benefits without regard to the units purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.
      Because we cannot match transferors and transferees of common units, we have adopted depreciation and amortization positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to a unitholder. It also could affect the timing of these tax benefits or the amount of gain from the sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to unitholder tax returns. Please read “Material Tax Consequences — Uniformity of Units” for a further discussion of the effect of the depreciation and amortization positions we have adopted.

Unitholders will likely be subject to state and local taxes and return filing requirements as a result of investing in our common units.
      In addition to federal income taxes, unitholders will likely be subject to other taxes, such as state and local income taxes, unincorporated business taxes and estate, inheritance, or intangible taxes that are imposed by the various jurisdictions in which we do business or own property. Unitholders will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, unitholders may be subject to penalties for failure to comply with those requirements. We currently own property and conduct business in New Mexico, Arizona, Texas, Washington, Utah, and Idaho. Of those states, only Texas and Washington do not currently impose a state income tax. We may own property or conduct business in other states or foreign countries in the future. It is the unitholder’s responsibility to file all federal, state and local tax returns. Our counsel has not rendered an opinion on the state and local tax consequences of an investment in our common units.

Risks Relating to the Debt Securities

Our partnership agreement limits our ability to accumulate cash, which may limit cash available to service any debt securities or to repay them at maturity.
      Our partnership agreement requires us to distribute on a quarterly basis 100% of our available cash to our unitholders of record and our general partner. Available cash is generally all of our cash on hand at the end of each quarter, after payment of fees and expenses and the establishment of cash reserves by our general partner. Our general partner determines the amount and timing of cash distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating subsidiaries in amounts our general partner determines to be necessary or appropriate:

•	to provide for the proper conduct of our business and the businesses of our operating subsidiaries (including reserves for future capital expenditures and for our anticipated future credit needs);

•	to provide funds for distributions to our unitholders and our general partner for any one or more of the next four calendar quarters; or

•	to comply with applicable law or any of our loan or other agreements.
      Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any of our debt securities, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on any debt securities.

The right to receive payments on any debt securities may be effectively subordinated to the rights of our existing and future secured creditors. Further, any guarantees of debt securities may be effectively subordinated to all our Subsidiary Guarantors’ existing and future secured indebtedness.
      Our debt securities may be effectively subordinated to claims of our secured creditors and any guarantees may be effectively subordinated to the claims of our secured creditors as well as the secured creditors of any of our Subsidiary Guarantors. Additionally, in connection with the Alon transaction and the intermediate pipelines transaction with Holly Corporation, we granted each of Alon and Holly Corporation a mortgage on the pipelines and/or terminals we acquired from them that secures certain of their rights under the applicable pipelines and/or terminals agreement and gives each of them the ability, in the event of our default under the applicable pipelines and terminals agreement, to enter our property and operate the pipelines and terminals that we acquired from them. In the event of any distribution or sale of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. Holders of our unsecured debt securities will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such debt securities, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the debt securities. As a result, holders of such debt securities may receive less, ratably, than holders of secured indebtedness.

We are a holding company. We conduct our operations through our subsidiaries and depend on cash flow from our subsidiaries to service our debt obligations.
      We are a holding company. We conduct our operations through our subsidiaries. As a result, our cash flow and ability to service our debt is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments from our subsidiaries to us. Any payment of dividends, distributions, loans or other payments from our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries also will be contingent upon the profitability of our subsidiaries. If we are unable to obtain funds from our subsidiaries we may not be able to pay interest or principal on our debt securities when due or to obtain the necessary funds from other sources.

Any subsidiary guarantees could be deemed to be fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees.
      Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee by any Subsidiary Guarantor could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that Subsidiary Guarantor if, among other things, the Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent fair value or fair consideration for the incurrence of such guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
      In addition, any payment by that Subsidiary Guarantor pursuant to its guarantee could be voided and required to be returned to such guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Subsidiary Guarantor would be considered insolvent if:

•	the sum of its assets, including contingent liabilities were greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets were less than the amount that would be required to pay its procurable liability, including contingent liabilities, on its existing debts, as they become absolute or mature; or

•	it could not pay its debts as they become due.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
      Our ability to make payments on and to refinance our indebtedness, including our debt securities, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.
      We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our revolving credit agreement or otherwise in an amount sufficient to enable us to pay our indebtedness, including our debt securities, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including our debt securities on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our revolving credit agreement and our debt securities, on commercially reasonable terms or at all.

Our leverage may limit our ability to borrow additional funds, comply with the terms of our indebtedness or capitalize on business opportunities.
      As of June 30, 2005, our total principal amount of outstanding long-term debt, including current maturities, was $185 million. Various limitations in our revolving credit agreement and the indenture for our existing debt securities may reduce our ability to incur additional debt, to engage in some transactions and to capitalize on business opportunities. Any subsequent refinancing of our current indebtedness or any new indebtedness could have similar or greater restrictions.
      Our leverage could have important consequences to investors in our debt securities. We will require substantial cash flow to meet our payment obligations with respect to our existing debt securities and our other indebtedness. Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors. We believe that we will have sufficient cash flow from operations and available borrowings under our revolving credit agreement to service our indebtedness. However, a significant downturn in our business or other development adversely affecting our cash flow could materially impair our ability to service our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or sell assets. We cannot assure you that we would be able to refinance our existing indebtedness or sell assets on terms that are commercially reasonable.
      Furthermore, the instruments governing our current debt contain restrictive covenants that may prevent us from engaging in certain beneficial transactions. The agreements governing our debt generally require us to comply with various affirmative and negative covenants including the maintenance of certain financial ratios and restrictions on incurring additional debt, entering into mergers, consolidations and sales of assets, making investments and granting liens. Additionally, (1) our contribution agreement with Alon restricts us from selling the pipelines and terminals we acquired from Alon and from prepaying more than $30 million of the $150 million principal amount of the outstanding debt securities issued on February 28, 2005 for ten years, subject to certain limited exceptions, and (2) our purchase agreement with Holly Corporation for the intermediate pipelines restricts us from selling the intermediate pipelines and from prepaying any of the $35 million principal amount of the outstanding debt securities issued on June 28, 2005 for ten years, subject to certain limited exceptions. Our leverage may adversely affect our ability to fund future working capital, capital expenditures and other general partnership requirements, future acquisition, construction or development activities, or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness. Our leverage may also make our results of operations more susceptible to adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.

FORWARD-LOOKING STATEMENTS
      This prospectus and some of the documents we incorporate by reference contain various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this prospectus or the documents we have incorporated herein or therein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on our results of operations and financial condition are:

•	risks and uncertainties with respect to the actual quantities of petroleum products shipped on our pipelines and/or terminalled in our terminals;

•	the future performance of the intermediate pipelines acquired from Holly Corporation in July 2005 and of the pipelines and terminals acquired from Alon in February 2005;

•	the economic viability of Holly Corporation, Alon and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to successfully purchase and integrate any future acquired operations;

•	the availability and cost of our financing;

•	the possibility of inefficiencies or shutdowns of refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government laws, regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks; and

•	general economic, market or business conditions.
      Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. You should not put undue reliance on any forward-looking statements. Please review the risk factors described under “Risk Factors” in this prospectus and any prospectus supplement. Except as required by securities laws, we do not intend to update these forward-looking statements and information.

USE OF PROCEEDS
      We will use the net proceeds from any sale of securities described in this prospectus for general partnership purposes, which may include, among other things, funding acquisitions of assets or businesses, working capital, capital expenditures, investments in subsidiaries, the retirement of existing debt and/or the repurchase of common units or other securities. The prospectus supplement for any particular offering of securities using this prospectus will disclose the actual use of the net proceeds from the sale of such securities. The exact amounts to be used and when the net proceeds will be applied to partnership purposes will depend on a number of factors, including our funding requirements and the availability of alternative funding sources.
      We will not receive any proceeds from any sale of common units by any selling unitholders.

RATIO OF EARNINGS TO FIXED CHARGES
      For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income tax expense before deducting fixed charges. Fixed charges include interest and 30% of rental expense, which is the portion deemed to be interest. Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Navajo Pipeline Co., L.P. (Predecessor)					Holly Energy
	and Holly Energy Partners, L.P.					Partners, L.P.

	Year Ended December 31,					Six Months
						Ended June 30,
	2000	2001	2002	2003	2004	2005(1)

Ratio of Earnings to Fixed Charges	2.7	1.9	2.5	1.3	16.1	4.0

(1)	The ratio of earnings to fixed charges for the six months ended June 30, 2005 only includes earnings from our recently acquired Alon operations and interest on $150 million of our outstanding 6 1/4% senior notes due 2015 from February 28, 2005, when such operations were acquired and such 6 1/4% notes were issued, and interest on an additional $35 million of our outstanding 6 1/4% senior notes due 2015 from June 28, 2005, when such additional 6 1/4% notes were issued.

DESCRIPTION OF DEBT SECURITIES
      Holly Energy Partners may issue debt securities in one or more series and Holly Energy Finance may be a co-issuer of one or more series of such debt securities. When used in this section, references to “we,” “us” and “our” refer to Holly Energy Partners and, if Holly Energy Finance co-issues any debt securities, Holly Energy Finance. References to an “Indenture” refer to the particular Indenture under which we issue a series of debt securities.
      The following description sets forth the general terms and provisions that will apply to any of our debt securities. Each prospectus supplement will state the particular terms that will apply to any debt securities included in the supplement.
General
The Indentures
      We will issue our debt securities under either a Senior Indenture or a Subordinated Indenture, among us, a trustee that we will name in the related prospectus supplement and, as applicable, any Subsidiary Guarantors. The term “Trustee” as used in this prospectus shall refer to the trustee under any Indenture. Any debt securities will be governed by the applicable provisions of the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. We, the Trustee and, as applicable, the Subsidiary Guarantors, may enter into supplements to the applicable Indenture from time to time. The debt securities will be either senior debt securities or subordinated debt securities.
      Neither Indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.
      This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of Senior Indenture and Subordinated Indenture filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of our debt securities.
The Debt Securities
      Any series of debt securities that we issue:

•	will be the general obligations of Holly Energy Partners and Holly Energy Finance, if Holly Energy Finance co-issues such debt securities;

•	will be general obligations of the Subsidiary Guarantors, if guaranteed by them; and

•	may be subordinated to our Senior Indebtedness and that of any Subsidiary Guarantors.
      The Indenture does not limit the total amount of debt securities that we may issue. We may issue debt securities under the Indenture from time to time in separate series, up to the aggregate amount authorized for each such series.
Specific Terms of Each Series of Debt Securities to be Described in the Prospectus Supplement
      We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner’s general partner, accompanied by an officer’s certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the form and title of the debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	whether the debt securities are senior or subordinated debt securities;

•	the currency or currencies in which principal and interest will be paid, if not in U.S. dollars;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate or rates which the debt securities will bear, or by which the debt securities will accrete in value, and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities are (i) to be co-issued by Holly Energy Finance and (ii) entitled to the benefits of any guarantees by the Subsidiary Guarantors;

•	whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

•	any changes to or additional events of default or covenants;

•	any changes to the defeasance or discharge provisions of the Indenture;

•	the subordination, if any, of the debt securities and any changes to the subordination provisions of the Subordinated Indenture; and

•	any other terms of the debt securities.
      This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.
      The prospectus supplement also will describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including, without limitation, those relating to:

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.
      At our option, we may make interest payments by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.
      Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or governmental charge.
      Any funds we pay to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.
The Subsidiary Guarantees
      Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by any Subsidiary Guarantors. If a series of debt securities is so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.
      The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.
      The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “Defeasance,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a Subsidiary Guarantor will be unconditionally released and discharged from its guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partnership or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the Trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours under any credit facility, except a discharge or release by or as a result of payment under such guarantee.
      If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to our Senior Indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our Senior Indebtedness. See “— Subordination.”
Specific Covenants
      The prospectus supplement applicable to any particular series of debt securities will contain a description of the important financial and other covenants that apply to us and our subsidiaries that are added to the Indenture specifically for the benefit of holders of a particular series.

Reports
      The Indenture will contain the following covenant for the benefit of the holders of all series of debt securities:
      So long as any debt securities are outstanding, we will:

•	for as long as it is required to file information with the Commission pursuant to the Securities and Exchange Act of 1934 (the “Exchange Act”), file with the Trustee, within 15 days after we are required to file with the Commission, copies of the annual report and of the information, documents and other reports which we are required to file with the Commission pursuant to the Exchange Act;

•	if we are not required to file information with the Commission pursuant to the Exchange Act, file with the Trustee, within 15 days after we would have been required to file with the Commission, financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the Commission had we been subject to the reporting requirements of the Exchange Act, unless the Commission will not accept such a filing; and

•	if we are required to furnish annual or quarterly reports to our unitholders pursuant to the Exchange Act, file with the Trustee any annual report or other reports sent to unitholders generally.

Merger, Consolidation or Sale of Assets
      The Indenture will provide that we and any Subsidiary Guarantor may, without the consent of the holders of any of the debt securities, consolidate with or sell, lease, convey all or substantially all of our assets to, or merge with or into, any partnership, limited liability company or corporation if:

•	the entity surviving any such consolidation or merger or to which such assets shall have been transferred (the “successor”) is either us or any Subsidiary Guarantor, as applicable, or the successor is a domestic partnership, limited liability company or corporation and expressly assumes all of our or any Subsidiary Guarantor’s, as the case may be, obligations and liabilities under the Indenture and the debt securities (in the case of us) and any guarantee (in the case of any Subsidiary Guarantor);

•	immediately after giving effect to the transaction, no Event of Default (as defined below) has occurred and is continuing; and

•	we and any Subsidiary Guarantor, as applicable, have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer complies with the Indenture.
      The successor will be substituted for us and any Subsidiary Guarantor, as applicable, in the Indenture with the same effect as if it had been an original party to the Indenture. Thereafter, the successor may exercise the rights and powers of us and any Subsidiary Guarantor under the Indenture, in its name or in its own name. If we and any Subsidiary Guarantor, as applicable, sell or transfer all or substantially all of our assets, we and any such Subsidiary Guarantor will be released from all liabilities and obligations under the Indenture and under the debt securities (in the case of us) and any guarantee (in the case of any Subsidiary Guarantor) except that no such release will occur in the case of a lease of all or substantially all of our assets.

Events of Default, Remedies and Default

Events of Default
      Each of the following events will be an “Event of Default” under the Indenture with respect to a series of debt securities, except as set forth in any prospectus supplement:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment on any debt securities of that series when due;

•	failure by us or, if the series of debt securities is guaranteed by any Subsidiary Guarantor, by such Subsidiary Guarantor, to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture or any board resolution authorizing the issuance of that series;

•	certain events of bankruptcy, insolvency or reorganization of us or, if the series of debt securities is guaranteed by any Subsidiary Guarantor, of any such Subsidiary Guarantor that is a Significant Subsidiary Guarantor (as defined below) or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary Guarantor; or

•	if the series of debt securities is guaranteed by any Subsidiary Guarantor:

•	any of the guarantees ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	any of the guarantees is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee.
      A “Significant Subsidiary Guarantor” means any Subsidiary Guarantor that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933 (the “Securities Act”), as such Regulation is in effect on the date of the Indenture.

Exercise of Remedies
      If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.
      A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us and, if the series of debt securities is guaranteed by any Subsidiary Guarantor, any such Subsidiary Guarantor, of the default and such default is not cured within 60 days after receipt of notice.
      If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

      The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•	all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.
      If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, if any, or interest when due, unless:

•	such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

•	such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

•	the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.
      The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

•	conflicts with law;

•	is inconsistent with any provision of the Indenture;

•	the Trustee determines is unduly prejudicial to the rights of any other holder;

•	would involve the Trustee in personal liability.

Notice of an Event of Default
      Within 30 days after the occurrence of any default (meaning an event that is, or after the notice or passage of time would be, an Event of Default,) or Event of Default, we are required to give written notice to the Trustee and indicate the status of the default or Event of Default and what action we are taking or propose to take to cure it. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.
      If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium, if any, or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.
Amendments and Waivers
      Without the consent of any holder of debt securities affected, we, the Trustee and any Subsidiary Guarantors, as applicable, may amend or supplement the Indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

•	provide for the assumption by a successor of our obligations under the Indenture;

•	add any Subsidiary Guarantor with respect to the debt securities;

•	release Holly Energy Finance as an issuer under the Indenture under certain circumstances;

•	change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

•	secure the debt securities;

•	add covenants for the benefit of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantor;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate Trustee;

•	comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939;

•	conform the text of the Indenture or any guarantee to any provision of the Description of Debt Securities in this prospectus or any prospectus supplement, to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the guarantee;

•	provide for the issuance of additional debt securities in accordance with the limitations set forth in the Indenture as of the date of the Indenture; or

•	establish the form or terms of debt securities of any series to be issued under the Indenture.
      In addition, we, the Trustee and any Subsidiary Guarantors, may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under such Indenture consent to it. We, the Trustee and any Subsidiary Guarantors, as applicable, may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

•	make any debt securities payable in other than U.S. dollars;

•	impair the right of any holder to receive payment of premium, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	release any security that has been granted in respect of the debt securities, other than in accordance with the Indenture;

•	make any change in the amendment provisions which require each holder’s consent;

•	make any change in the waiver provisions; or

•	release any Subsidiary Guarantor or modify the guarantee of any Subsidiary Guarantor in any manner adverse to the holders.
      The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, we are required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.
      The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

•	compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the Indenture; and

•	any past default or Event of Default under the Indenture, subject to certain rights of the Trustee under the Indenture;

•	except that such majority of holders may not waive a default:

•	in the payment of principal, premium or interest; or

•	in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.
Defeasance and Discharge
      At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate our obligations:

•	relating to the defeasance trust;

•	to register the transfer or exchange of the debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities; or

•	to maintain a registrar and paying agent in respect of the debt securities.
      If we exercise our legal defeasance option, any guarantee will terminate with respect to that series of debt securities.
      At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under:

•	covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement;

•	the bankruptcy provisions with respect to any Significant Subsidiary Guarantor or group of Subsidiary Guarantors that, taken together, constitute a Significant Subsidiary Guarantor; and

•	the guarantee provision described under “— Events of Default, Remedies and Notices — Events of Default” above with respect to a series of debt securities, if applicable, and any Events of Default that is added specifically for such series and described in a prospectus supplement.

      We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default specified in the fourth, fifth (with respect only to a Subsidiary Guarantor (if any)) or sixth bullet points under “— Events of Default” above or an Event of Default that is added specifically for such series and described in a prospectus supplement.
      In order to exercise either defeasance option, we must:

•	irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

•	comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

•	deliver to the Trustee of an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.
      If we exercise either our legal defeasance option or our covenant defeasance option, any guarantee by a Subsidiary Guarantor will terminate with respect to the defeased series of debt securities.
      In addition, we may discharge all our obligations under the Indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

•	deliver all outstanding debt securities of such series to the Trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.
No Personal Liability of Directors, Officers, Employees and Unitholders
      No director, officer, partner, member, employee, incorporator, manager or unitholder or other owner of any equity interest in us, our general partner or partners or any Subsidiary Guarantors, as applicable, will have any liability for any obligations of us or any Subsidiary Guarantors under any debt securities, any Indenture, any guarantee of any debt securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of any debt security accepting such debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of any debt securities and any guarantee. The waiver may not be effective to waive liabilities under the federal securities laws.
Subordination
      Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include any obligation created or assumed by us (or, if the series is guaranteed, any Subsidiary Guarantors) for the repayment of borrowed money, purchase money obligation created or assumed by us, and any guarantee therefor, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities (or, if the series is guaranteed, the guarantee of any Subsidiary

Guarantor), or to other obligations which are pari passu with or subordinated to the debt securities (or, if the series is guaranteed, the guarantee of any Subsidiary Guarantor). Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.
      The holders of Senior Indebtedness of ours or, if applicable, any Subsidiary Guarantor, will receive payment in full of the Senior Indebtedness before holders of any subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors’ assets, to creditors:

•	upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.
      Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.
      If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance of the subordinated debt securities; or

•	repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the Trustee in satisfaction of our sinking fund obligation, unless, in either case,

•	the default has been cured or waived and any declaration of acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the Trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”
      Generally, “Designated Senior Indebtedness” will include:

•	any specified issue of Senior Indebtedness of at least $100 million; and

•	any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.
      During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

      The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.
      Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.
      Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.
      After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.
      As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.
Book-Entry System
      We may issue debt securities of a series in the form of one or more global certificates, each of which we refer to as a global security, registered in the name of a depositary or a nominee of a depositary. We expect that The Depository Trust Company, New York, New York, or DTC, will act as depositary. If we issue debt securities of a series in book-entry form, we will issue one or more global certificates that will be deposited with or on behalf of DTC and will not issue physical certificates to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.
      Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.
      DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the Commission.
      Any purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
      Because DTC can only act on behalf of direct participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate of that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.
      DTC has advised us that it will take any action permitted to be taken by a holder of debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that participant or those participants has or have given the direction. However, in certain circumstances, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to its participants.
      To facilitate subsequent transfers of ownership interests in the debt securities, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to direct participants, by, direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in the listing attached to the omnibus proxy).
      All payments on the global securities will be made to Cede & Co., as holder of record, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,”

and will be the responsibility of such participant and not of DTC, us, the Trustee or any Subsidiary Guarantor, as applicable, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the Trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.
      Neither we, the Trustee nor any Subsidiary Guarantor, as applicable, will have any responsibility or obligation to direct or indirect participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee, any other depositary or its nominee, or any participant with respect to any ownership interest in any debt securities, or payments to, or the providing of notice to participants or beneficial owners.
The Trustee
      We may appoint a separate trustee for any series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.
Governing Law
      The Indenture for any series of debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF OUR COMMON UNITS
      Our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units and our general partner in and to cash distributions, please carefully review this section and the section “Cash Distribution Policy” in this prospectus.
      Our outstanding common units are listed on the New York Stock Exchange, or NYSE, under the symbol “HEP.” Any additional common units we issue will also be listed on the NYSE.
      The transfer agent and registrar for our common units is American Stock Transfer & Trust Company.
Number of Units
      We currently have outstanding 8,170,000 common units, 7,000,000 subordinated units and 937,500 Class B subordinated units which were issued to Alon in connection with the acquisition of certain pipelines, terminals and related assets. See “— Subordinated Units.” There is currently no established public trading market for our subordinated units or Class B subordinated units.
Status as Limited Partner or Assignee
      Except as described below under “— Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional capital contributions to us.
Limited Liability
      Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to some possible exceptions, generally to the amount of capital he is obligated to contribute to us in respect of his units plus his share of any undistributed profits and assets.
      Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership.
      For the purposes of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.
Subordinated Units
      Our subordinated units are a separate class of limited partner interests in our partnership, and the rights of holders of subordinated units to participate in distributions to partners differ from, and are subordinated to, the rights of the holders of our common units. Our Class B subordinated units are a separate series of subordinated units and generally rank equally with our previously existing subordinated units and are entitled to the same cash distributions and to exercise the same rights and privileges available to holders of our subordinated units, except under certain circumstances described below. During the subordination period, our subordinated units and our Class B subordinated units will not be entitled to receive any distributions until our common units have received the minimum quarterly distribution plus any arrearages from prior quarters.
      The subordination period for our subordinated units will end once we meet the financial tests in the partnership agreement and as further described in the section “Cash Distribution Policy — Subordination Period — Definition of Subordination Period,” but generally cannot end before June 30, 2009.
      Our Class B subordinated units were created by Amendment No. 1 to our partnership agreement and issued to Alon USA Inc. on February 28, 2005 as partial consideration for certain pipelines, terminals and related assets acquired by us from Alon. The Class B subordinated units rank equally with our previously existing subordinated units and receive the same cash distributions, rights and privileges as such subordinated units, except (i) the subordination period with respect to the Class B subordinated units will terminate on the first day of any quarter ending on or after March 31, 2010 if Alon has not defaulted on its minimum volume commitment payment obligations under the pipelines and terminals agreement it entered into with us, subject to certain conditions, and (ii) distributions to Alon with respect to the Class B subordinated units will be suspended if Alon defaults on its payments due us pursuant to its minimum volume commitment under the Alon pipelines and terminals agreement.
      When the applicable subordination period ends, all related subordinated units will convert into common units on a one-for-one basis, and the common units will no longer be entitled to arrearages once all subordination periods have ended.
Voting Rights
      Unless otherwise noted or the context otherwise requires, references in this section “— Voting Rights” to “subordinated units” include both our subordinated units and our Class B subordinated units.
      Our general partner manages and operates us. Unlike the holders of common stock in a corporation, the holders of our units have only limited voting rights on matters affecting our business. They have no right to elect our general partner, or the directors of our general partner, on an annual or other continuing basis. On those matters that are submitted to a vote of unitholders, each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. However, if at any time any person or group, other than the general partner and its affiliates, or a direct or subsequently approved transferee of the general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes.
      Unitholders will not have voting rights except with respect to the following matters which require the unitholder vote specified below. Matters requiring the approval of a “unit majority” require:

•	during the subordination period for the subordinated units, (i) the approval of a majority of the common units, excluding those common units held by our general partner and its affiliates, and (ii) the approval of a majority of the subordinated units and Class B subordinated units voting as a single class;

•	after the end of the subordination period for the subordinated units but prior to the end of the subordination period for the Class B subordinated units, the approval of a majority of the outstanding units; and

•	after the end of the subordination periods for both our subordinated units and our Class B subordinated units, the approval of a majority of the outstanding units.
      In voting their common and subordinated units, the general partner and its affiliates will have no fiduciary duly or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and the limited partners.

Issuance of additional common units or units of equal rank with the common units during the subordination period	Unit majority, with certain exceptions.

Issuance of units senior to the common units during the subordination period	Unit majority.

Issuance of units junior to the common units during the subordination period	No approval right.

Issuance of additional units after the subordination period	No approval rights.

Amendment of the partnership agreement	Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority.

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority.

Amendment of the partnership agreement of our operating partnership and other action taken by us as a limited partner of the operating partnership	Unit majority if such amendment or other action would adversely affect our limited partners (or any particular class of limited partners) in any material respect.

Dissolution of our partnership	Unit majority.

Reconstitution of our partnership upon dissolution	Unit majority.

Withdrawal of the general partner	Under most circumstances, the approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required for the withdrawal of the general partner prior to June 30, 2014 in a manner which would cause a dissolution of our partnership.

Removal of the general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates.

Transfer of the general partner interest
Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2014.

Transfer of incentive distribution rights	Except for transfers to an affiliate or another person as part of the general partner’s merger or consolidation with or into, or sale of all or substantially all of its assets to such person, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, voting separately as a class, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to June 30, 2014.

Transfer of ownership interests in the general partner	No approval required at any time.

Transfer of Common Units
      The purchase of any common units offered by this prospectus and any prospectus supplement is accomplished through the completion, execution and delivery of a transfer application. Additionally, any later transfers of common units will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a transfer application. By executing and delivering a transfer application, a purchaser or transferee of common units:

•	becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

•	automatically requests admission as a substituted limited partner in our partnership;

•	agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

•	represents that such transferee has the capacity, power and authority to enter into the partnership agreement;

•	grants powers of attorney to officers of our general partner and any liquidator of us as specified in the partnership agreement; and

•	gives the consents and approvals contained in our partnership agreement.
      An assignee will become a substituted limited partner of our partnership for the transferred common units upon admission by our general partner and the recording of the name of the assignee on our books and records. Our general partner intends to admit assignees as substituted limited partners on a quarterly basis.
      A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
      Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a transfer application obtains only:

•	the right to assign the common unit to a purchaser or other transferee; and

•	the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.
      Thus, a purchaser or transferee of common units who does not execute and deliver a transfer application:

•	will not receive cash distributions or federal income tax allocations, unless the common units are held in a nominee or “street name” account and the nominee or broker has executed and delivered a transfer application; and

•	may not receive some federal income tax information or reports furnished to record holders of common units.
      The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent. Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.
Reports and Records
      As soon as practicable, but in no event later than 120 days after the close of each fiscal year, our general partner will furnish or make available to each unitholder of record (as of a record date selected by our general partner) an annual report containing our audited financial statements and a report on those financial statements by our independent public accountants. These financial statements will be prepared in accordance with generally accepted accounting principles. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.
      We will also furnish each unitholder of record with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.
      A limited partner can, for a purpose reasonably related to the limited partner’s interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;

•	a copy of our tax returns;

•	information as to the amount of cash and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

•	copies of our partnership agreement, our certificate of limited partnership, amendments to either of them and powers of attorney which have been executed under our partnership agreement;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.
      Our general partner may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which our general partner believes in good faith is not in our best interest or which we are required by law or by agreements with third parties to keep confidential.

CASH DISTRIBUTION POLICY
      Unless otherwise noted or the context otherwise requires, references in this section to “subordinated units” includes both subordinated units and Class B subordinated units of Holly Energy Partners.
Distributions of Available Cash
      General. Our partnership agreement provides that we will distribute all of our available cash to unitholders of record on the applicable record date within 45 days after the end of each quarter.
      Definition of Available Cash. Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter:

•	less the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments, or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

•	plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.
Operating Surplus and Capital Surplus
      General. All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” We distribute available cash from operating surplus differently than available cash from capital surplus.
      Definition of Operating Surplus. Operating surplus for any period generally means:

•	our cash balance on the closing date of our initial public offering; plus

•	$10.0 million (as described below); plus

•	all of our cash receipts after the closing of our initial public offering, excluding cash from borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; plus

•	working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; less

•	all of our operating expenditures after the closing of our initial public offering, including the repayment of working capital borrowings, but not the repayment of other borrowings, and including maintenance capital expenditures; less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures.
      Definition of Capital Surplus. Generally, capital surplus will be generated only by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•	sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

      Characterization of Cash Distributions. We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $10.0 million in addition to our cash balance on July 13, 2004, the closing date of our initial public offering, cash receipts from our operations and cash from working capital borrowings. This amount does not reflect actual cash on hand at closing that is available for distribution to our unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to $10.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and long-term borrowings, that would otherwise be distributed as capital surplus.
Subordination Periods
      General. During the subordination periods, the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. As described in the section “Description of Our Common Units — Subordinated Units,” our Class B subordinated units are subject to additional possible restrictions on cash distributions. The purpose of the subordinated units is to increase the likelihood that during the subordination period there is available cash to be distributed on the common units.
      Definition of Subordination Period. The subordination period for the subordinated units commenced upon the closing of our initial public offering and generally extends until the first day of any quarter beginning after June 30, 2009, that each of the following tests are met:

•	distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

•	the adjusted operating surplus generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted basis and the related distribution on the 2% general partner interest during those periods; and

•	there are no arrearages in payment of the minimum quarterly distribution on the common units.
      Definition of Class B Subordination Period. The subordination period for the Class B subordinated units commenced upon the issuance of the Class B subordinated units and generally extends until the first day of any quarter beginning after March 31, 2010 that no Alon event of default in respect of payments due under Alon’s pipelines and terminals agreement existed with respect to each of the three consecutive, non-overlapping four-quarter periods immediately preceding such date.
      Definition of Adjusted Operating Surplus. Adjusted operating surplus for any period generally means:

•	operating surplus generated with respect to that period; less

•	any net increase in working capital borrowings with respect to that period; less

•	any net reduction in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

      Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods.
      Effect of Expiration of the Subordination Period. Upon expiration of the applicable subordination period, each outstanding subordinated unit or Class B subordinated unit, as the case may be, will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash. In addition, if the unitholders remove our general partner other than for cause and units held by the general partner and its affiliates are not voted in favor of such removal:

•	the subordination period for our subordinated units and our Class B subordinated units will end and each subordinated unit and Class B subordinated unit will immediately convert into one common unit;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	the general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.
Distributions of Available Cash from Operating Surplus during the Subordination Periods
      We make distributions of available cash from operating surplus for any quarter during the subordination periods in the following manner:

•	First, 98% to the common unitholders, pro rata, and 2% to the general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•	Second, 98% to the common unitholders, pro rata, and 2% to the general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

•	Third, 98% to the subordinated unitholders and the Class B subordinated unitholders, pro rata, and 2% to the general partner, until we distribute for each subordinated unit and Class B subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

•	Thereafter, in the manner described in “— Incentive Distribution Rights” below;
provided, however, that distributions on the Class B subordinated units may be suspended or reduced if Alon defaults on its payments due us pursuant to its minimum volume commitment under the Alon pipelines and terminals agreement.
Distributions of Available Cash from Operating Surplus after the Subordination Period
      We make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% to the general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	Thereafter, in the manner described in “— Incentive Distribution Rights” below.
Incentive Distribution Rights
      Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

      If for any quarter:

•	we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;
then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and the general partner in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% to the general partner, until each unitholder receives a total of $0.55 per unit for that quarter (the “first target distribution”);

•	Second, 85% to all unitholders, pro rata, and 15% to the general partner, until each unitholder receives a total of $0.625 per unit for that quarter (the “second target distribution”);

•	Third, 75% to all unitholders, pro rata, and 25% to the general partner, until each unitholder receives a total of $0.75 per unit for that quarter (the “third target distribution”); and

•	Thereafter, 50% to all unitholders, pro rata, and 50% to the general partner.
In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution. The percentage interests set forth above for our general partner include its 2% general partner interest and assume the general partner has not transferred its incentive distribution rights.
Percentage Allocations of Available Cash from Operating Surplus
      The following table illustrates the percentage allocations of the additional available cash from operating surplus between the unitholders and our general partner up to the various target distribution levels. The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and the general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner include its 2% general partner interest and assume the general partner has not transferred its incentive distribution rights.

	Total Quarterly	Marginal Percentage Interest
	Distribution	in Distributions

	Target Amount	Unitholders	General Partner

Minimum Quarterly Distribution	$0.50	98%	2%
First Target Distribution	up to $0.55	98%	2%
Second Target Distribution	above $0.55 up to $0.625	85%	15%
Third Target Distribution	above $0.625 up to $0.75	75%	25%
Thereafter	above $0.75	50%	50%
Distributions from Capital Surplus
      How Distributions from Capital Surplus Are Made. We will make distributions of available cash from capital surplus, if any, in the following manner:

•	First, 98% to all unitholders, pro rata, and 2% to the general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to the initial public offering price;

•	Second, 98% to the common unitholders, pro rata, and 2% to the general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	Thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.
      Effect of a Distribution from Capital Surplus. The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels are reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for the general partner to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.
      Once we distribute capital surplus on a unit equal to the initial unit price, we will reduce the minimum quarterly distribution and the target distribution levels to zero. We will then make all future distributions from operating surplus, with 50% being paid to the holders of units and 50% to the general partner. The percentage interests shown for our general partner include its 2% general partner interest and assume the general partner has not transferred the incentive distribution rights.
Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels
      In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution;

•	target distribution levels;

•	the unrecovered initial unit price;

•	the number of common units issuable during the subordination period without a unitholder vote; and

•	the number of common units into which a subordinated unit is convertible.
      For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level, the number of common units issuable during the subordination period without unitholder vote would double and each subordinated unit would be convertible into two common units. We will not make any adjustment by reason of the issuance of additional units for cash or property.
      In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus the general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation
      General. If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.
      The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to a preference over the holders of outstanding subordinated units upon our liquidation, to the extent required to permit common unitholders to receive their unrecovered initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of the general partner.
      Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in the partnership agreement. If our liquidation occurs before the end of the subordination period, we will allocate any gain to the partners in the following manner:

•	First, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	Second, 98% to the common unitholders, pro rata, and 2% to the general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

•	Third, 98% to the subordinated unitholders, pro rata, and 2% to the general partner until the capital account for each subordinated unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

•	Fourth, 98% to all unitholders, pro rata, and 2% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98% to the unitholders, pro rata, and 2% to the general partner, for each quarter of our existence;

•	Fifth, 85% to all unitholders, pro rata, and 15% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to the general partner for each quarter of our existence;

•	Sixth, 75% to all unitholders, pro rata, and 25% to the general partner, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to the general partner for each quarter of our existence; and

•	Thereafter, 50% to all unitholders, pro rata, and 50% to the general partner.

The percentage interests set forth above for our general partner include its 2% general partner interest and assume the general partner has not transferred the incentive distribution rights.
      If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the second bullet point above and all of the third bullet point above will no longer be applicable.
      Manner of Adjustments for Losses. If our liquidation occurs before the end of the subordination period, we will generally allocate any loss to the general partner and the unitholders in the following manner:

•	First, 98% to holders of subordinated units in proportion to the positive balances in their capital accounts and 2% to the general partner, until the capital accounts of the subordinated unitholders have been reduced to zero;

•	Second, 98% to the holders of common units in proportion to the positive balances in their capital accounts and 2% to the general partner, until the capital accounts of the common unitholders have been reduced to zero; and

•	Thereafter, 100% to the general partner.
      If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.
      Adjustments to Capital Accounts. We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT
      The following is a summary of the material provisions of our partnership agreement. Our amended and restated partnership agreement has been filed with the Commission. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:

•	distributions of our available cash are described under “Cash Distribution Policy;”

•	allocations of taxable income and other matters are described under “Material Tax Consequences;” and

•	rights of holders of common units are described under “Description of Our Common Units.”
      Unless otherwise noted, references in this “Description of Our Partnership Agreement” to “subordinated units” include both of Holly Energy Partners’ subordinated units and Class B subordinated units.
Purpose
      Our purpose under our partnership agreement is to serve as the limited partner of our operating partnership and to engage in any business activities that may be engaged in by our operating partnership or that are approved by our general partner. The partnership agreement of our operating partnership provides that the operating partnership may, directly indirectly, engage in (i) its operations as conducted immediately before our initial public offering, (ii) any other activity approved by the general partner but only to the extent that the general partner determines that, as of the date of the acquisition or commencement of the activity, the activity generates “qualifying income” as this term is defined in Section 7704 of the Internal Revenue Code, or (iii) any activity that enhances the operations of an activity that is described in clause (i) or (ii).
Power of Attorney
      Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, our partnership agreement.
Reimbursements of Our General Partner
      Our general partner does not receive any compensation for its services as our general partner. It is, however, entitled to be reimbursed for all of its costs incurred in managing and operating our business. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.
Issuance of Additional Securities
      Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and rights to buy partnership securities for the consideration and on the terms and conditions determined by our general partner in its sole discretion without the approval of the unitholders. During the subordination periods, however, except as we discuss in the following paragraph, we may not issue equity securities ranking senior to the common units or an aggregate of more than 3,500,000 additional common units or units on a parity with the common units, in each case, without the approval of the holders of a unit majority.

      During or after the subordination period, we may issue an unlimited number of common units as follows:

•	upon conversion of the subordinated units;

•	under employee benefit plans;

•	upon conversion of the general partner interest and incentive distribution rights as a result of a withdrawal or removal of the general partner;

•	in connection with the conversion of units of equal rank with the common units into common units under certain circumstances;

•	in the event of a combination or subdivision of common units;

•	in connection with an acquisition or a capital improvement that increases cash flow from operations per unit on an estimated pro forma basis;

•	if the proceeds of the issuance are used to repay indebtedness the cost of which to service is greater than the distribution obligations associated with the units issued in connection with the debt’s retirement; or

•	in connection with the redemption of common units if the net proceeds from the issuance of the new common units are used to redeem an equal number of common units outstanding at the time of such issuance, at a price per unit equal to the net proceeds per newly issued common unit, before expenses.
      It is possible that we will fund acquisitions through the issuance of additional common units, subordinated units, Class B subordinated units or other equity securities. Holders of any additional common units, subordinated units, Class B subordinated units or other equity securities we issue may be entitled to share equally with the then-existing holders of such common units, subordinated units, Class B subordinated units or other equity securities in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.
      In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, may have special voting rights to which common units are not entitled.
      Upon issuance of additional partnership securities, the general partner will be required to make additional capital contributions to the extent necessary to maintain its 2% general partner interest in us. Moreover, the general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than the general partner and its affiliates, to the extent necessary to maintain its and its affiliates percentage interest, including its interest represented by common units and subordinated units, that existed immediately prior to each issuance. The holders of common units do not have preemptive rights to acquire additional common units or other partnership securities.
Amendments to Our Partnership Agreement
      Amendments to our partnership agreement may be proposed only by, or with the consent of, our general partner, which consent may be given or withheld at its option, except as set forth in our partnership agreement. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or our general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected. However, in some circumstances, more particularly described in our partnership agreement, our general partner may make amendments to our partnership agreement without the approval of our limited partners or assignees.

Withdrawal or Removal of Our General Partner
      Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2014 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2014, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, the partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders.
      Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by the general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding common units and subordinated units, voting as separate classes, may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner.
      Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding units, voting together as a single class, including units held by the general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units and subordinated units, voting as separate classes.
      Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	the general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.
      In the event of removal of our general partner under circumstances where cause exists or withdrawal of the general partner where that withdrawal violates the partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where the general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

      If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.
      In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.
Liquidation and Distribution of Proceeds
      Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets and apply the proceeds of the liquidation as provided in “Cash Distribution Policy — Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to the partners.
Transfer of General Partner Interests
      Except for transfer by our general partner of all, but not less than all, of its general partner interest in us to:

•	an affiliate of the general partner (other than an individual), or

•	another entity as part of the merger or consolidation of the general partner with or into another entity or the transfer by the general partner of all or substantially all of its assets to another entity.
our general partner may not transfer all or any part of its general partner interest in us to another person prior to June 30, 2014 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of the general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.
      Our general partner and its affiliates may at any time transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.
Transfer of Ownership Interests in Our General Partner and in Holly Logistic Services, L.L.C.
      At any time, the partners of our general partner and the members of Holly Logistic Services, L.L.C. may sell or transfer all or part of their respective partnership or membership interests in our general partner or Holly Logistic Services, L.L.C. to an affiliate or a third party without the approval of our unitholders.
Transfer of Incentive Distribution Rights
      Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, or sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. Prior to June 30, 2014, other transfers of the incentive distribution rights will require the affirmative vote of holders of a majority of the outstanding common units excluding common units held by the general partner and its affiliates. On or after June 30, 2014, the incentive distribution rights will be freely transferable.

Change of Management Provisions
      Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove HEP Logistics Holdings, L.P. as our general partner or otherwise change management. If any person or group other than the general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors.
      The partnership agreement also provides that if the general partner is removed under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of that removal:

•	the subordination period will end and all outstanding subordinated units will immediately convert into common units on a one-for-one basis;

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	the general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.
Limited Call Right
      If at any time the general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership securities of any class, the general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons as of a record date to be selected by the general partner, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of: (1) the highest cash price paid by either of the general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which the general partner first mails notice of its election to purchase those partnership securities; and (2) the current market price as of the date three days before the date the notice is mailed.
      As a result of the general partner’s right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material Tax Consequences — Disposition of Common Units.”
Indemnification
      Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

•	our general partner;

•	the general partner of our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of the general partner of our general partner or any departing general partner;

•	any person who is or was an officer, director, member or partner of any entity described in the first four bullet-points above; or

•	any person designated by the general partner of the general partner.

      Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.
Registration Rights
      Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of HEP Logistics Holdings, L.P. as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES
Conflicts of Interest
      Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates, including Holly Corporation, on the one hand, and us and our limited partners, on the other hand. The directors and officers of the general partner of our general partner, Holly Logistic Services, L.L.C., have fiduciary duties to manage the general partner in a manner beneficial to its owners. At the same time, our general partner has a fiduciary duty to manage us in a manner beneficial to us and our unitholders.
      Whenever a conflict arises between our general partner or its affiliates, on the one hand, and us or any other partner, on the other, our general partner will resolve that conflict. Our partnership agreement contains provisions that modify and limit our general partner’s fiduciary duties to the unitholders. Our partnership agreement also restricts the remedies available to unitholders for actions taken that, without those limitations, might constitute breaches of fiduciary duty.
      Our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our unitholders if the resolution of the conflict is:

•	approved by the conflicts committee, although our general partner is not obligated to seek such approval;

•	approved by the vote of a majority of the outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.
      Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee of the board of directors of Holly Logistic Services, L.L.C. If our general partner does not seek approval from the conflicts committee and the board of directors of Holly Logistic Services, L.L.C. determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then the resolution or course of action taken by the general partner will be permitted and deemed approved by the unitholders and will not constitute a breach of its obligations under the partnership agreement or its duties to us or the unitholders. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. When our partnership agreement requires someone to act in good faith, it requires that person to reasonably believe that he is acting in the best interests of the partnership, unless the context otherwise requires.
      Conflicts of interest could arise in the situations described below, among others.

Actions taken by our general partner may affect the amount of cash available for distribution to unitholders or accelerate the right to convert subordinated units.
      The amount of cash that is available for distribution to unitholders is affected by decisions of our general partner regarding such matters as:

•	amount and timing of asset purchases and sales;

•	cash expenditures;

•	borrowings;

•	issuance of additional units; and

•	the creation, reduction, or increase of reserves in any quarter.
      In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by the general partner to our unitholders, including borrowings that have the purpose or effect of:

•	enabling our general partner or its affiliates to receive distributions on any subordinated units held by them or the incentive distribution rights; or

•	hastening the expiration of the subordination period.
      For example, in the event we have not generated sufficient cash from our operations to pay the minimum quarterly distribution on our common units and our subordinated units, our partnership agreement permits us to borrow funds, which would enable us to make this distribution on all outstanding units.
      Our partnership agreement provides that we and our subsidiaries may borrow funds from our general partner and its affiliates. Our general partner and its affiliates may not borrow funds from us, our operating partnership, or its operating subsidiaries, other than in connection with Holly Corporation’s centralized cash management program.

We do not have any officers or employees and rely solely on officers and employees of Holly Logistic Services, L.L.C. and its affiliates.
      Affiliates of Holly Logistic Services, L.L.C. conduct businesses and activities of their own in which we have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition for the time and effort of the officers and employees who provide services to Holly Logistic Services, L.L.C. The officers of Holly Logistic Services, L.L.C. are not required to work full time on our affairs. These officers are required to devote time to the affairs of Holly Corporation or its affiliates and are compensated by them for the services rendered to them.

We will reimburse the general partner and its affiliates for expenses.
      We will reimburse the general partner and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering corporate staff and support services to us. Our partnership agreement provides that the general partner will determine the expenses that are allocable to us in good faith.

Our general partner intends to limit its liability regarding our obligations.
      Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only to our assets and not against the general partner or its assets or any affiliate of the general partner or its assets. Our partnership agreement provides that any action taken by our general partner to limit its or our liability is not a breach of the general partner’s fiduciary duties, even if we could have obtained terms that are more favorable without the limitation on liability.

Common unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us.
      Any agreements between us, on the one hand, and our general partner and its affiliates, on the other, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

Contracts between us, on the one hand, and our general partner and its affiliates, on the other, will not be the result of arm’s-length negotiations.
      Our partnership agreement allows our general partner to determine, in good faith, any amounts to pay itself or its affiliates for any services rendered to us. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither our partnership agreement nor any of the other agreements, contracts, and arrangements between us and the general partner and its affiliates are or will be the result of arm’s-length negotiations. However, any of these transactions are to be on terms that are fair and reasonable to us.
      Our general partner and its affiliates will have no obligation to permit us to use any facilities or assets of the general partner and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There is no obligation of our general partner and its affiliates to enter into any contracts of this kind.

Common units are subject to our general partner’s limited call right.
      Our general partner may exercise its right to call and purchase common units as provided in the partnership agreement or assign this right to one of its affiliates or to us. Our general partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a common unitholder may have his common units purchased from him at an undesirable time or price.

We may not choose to retain separate counsel for ourselves or for the holders of common units.
      The attorneys, independent accountants, and others who perform services for us have been retained by our general partner. Attorneys, independent accountants, and others who perform services for us are selected by our general partner or the conflicts committee and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the holders of common units in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or the holders of common units, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

Our general partner’s affiliates may compete with us.
      Our partnership agreement provides that our general partner will be restricted from engaging in any business activities other than those incidental to its ownership of interests in us and certain services the employees of our general partner are currently providing to Holly Corporation and its affiliates. Except as provided in our partnership agreement and the omnibus agreement among us, Holly Corporation and our general partner, affiliates of our general partner are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

Fiduciary Duties
      Our general partner is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to unitholders by our general partner are prescribed by law and the partnership agreement. The Delaware Revised Uniform Limited Partnership Act, which we refer to in this prospectus as the Delaware Act, provides that Delaware limited partnerships may, in their partnership agreements, restrict or expand the fiduciary duties owed by a general partner to limited partners and the partnership.

      Our partnership agreement contains various provisions restricting the fiduciary duties that might otherwise be owed by our general partner. These modifications are detrimental to the common unitholders because they restrict the remedies available to unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below. The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to the limited partners:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.

The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

Partnership agreement modified standards
Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which the general partner would otherwise be held.

Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of our general partner’s general partner must be:

• on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

• “fair and reasonable” to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our general partner does not seek approval from the conflicts committee and the board of directors of our general partner’s general partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then the resolution or course of action taken by the general partner will be permitted and deemed approved by the unitholders and will not constitute a breach of its obligations under the partnership agreement or its duties to us or the unitholders. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner, its general partner and its officers and directors will not be liable for monetary damages to us, our limited partners, or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud, willful misconduct or gross negligence.
      In order to become one of our limited partners, a common unitholder is required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner or assignee to sign a partnership agreement does not render the partnership agreement unenforceable against that person.
      We must indemnify our general partner and Holly Logistic Services, L.L.C. and their officers, directors, and managers, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by the general partner, Holly Logistic Services, L.L.C. or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud, willful misconduct or gross negligence. We also must provide this indemnification for criminal proceedings unless our general partner, Holly Logistic Services, L.L.C. or these other persons acted with knowledge that their conduct was unlawful. Thus, our general partner and Holly Logistic Services, L.L.C. could be indemnified for their negligent acts if they met requirements set forth above. To the extent that these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

MATERIAL TAX CONSEQUENCES
      This section is a summary of the material tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, represents the opinion of Vinson & Elkins L.L.P., special counsel to the general partner and us, insofar as it relates to matters of United States federal income tax law matters. This section is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.
      The following discussion does not comment on all federal income tax matters affecting us or the unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds. Accordingly, we recommend that each prospective unitholder consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.
      All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of the representations made by us.
      No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders. Instead, we will rely on opinions and advice of Vinson & Elkins L.L.P. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made here may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which common units trade. In addition, the costs of any contest with the IRS will be borne directly or indirectly by the unitholders and the general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.
      For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues:

(1) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales”);

(2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Common Units — Allocations Between Transferors and Transferees”); and

(3) whether our method for depreciating Section 743 adjustments is sustainable (please read “— Tax Consequences of Unit Ownership — Section 754 Election”).
Partnership Status
      A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable unless the amount of cash distributed is in excess of the partner’s adjusted basis in his partnership interest.
      Section 7704 of the Internal Revenue Code provides that publicly-traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income

Exception,” exists with respect to a publicly-traded partnership of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, storage and processing of crude oil, natural gas and products thereof. Other types of qualifying income include interest other than from a financial business, dividends, gains from the sale of real property and gains from the sale or other disposition of assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and the general partner and a review of the applicable legal authorities, Vinson & Elkins L.L.P. is of the opinion that at least 90% of our current gross income constitutes qualifying income.
      No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status as a partnership for federal income tax purposes. Instead, we will rely on the opinion of Vinson & Elkins L.L.P. that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, we (together with the operating partnership and its subsidiaries) will be classified as a partnership for federal income tax purposes.
      In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us and the general partner. The representations made by us and our general partner upon which Vinson & Elkins L.L.P. has relied are:

(a) Neither we, the general partner of the operating partnership nor the operating partnership has elected or will elect to be treated as a corporation for federal income tax purposes; and

(b) For each taxable year, more than 90% of our gross income has been and will be income that Vinson & Elkins L.L.P. has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.
      If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.
      If we were taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his common units, or taxable capital gain, after the unitholder’s tax basis in his common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.
      The discussion below is based on Vinson & Elkins L.L.P.’s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status
      Unitholders who have become limited partners of Holly Energy Partners will be treated as partners of Holly Energy Partners for federal income tax purposes. Also:

(a) assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners, and

(b) unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units, will be treated as partners of Holly Energy Partners for federal income tax purposes. As there is no direct authority addressing assignees of common units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of common units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of common units unless the common units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those common units.
      A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “— Tax Consequences of Unit Ownership — Treatment of Short Sales.”
      Income, gains, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. Prospective unitholders are urged to consult with their own tax advisors with respect to their status as partners in Holly Energy Partners for federal income tax purposes.
Tax Consequences of Unit Ownership
      Flow-through of Taxable Income. We will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year.
      Treatment of Distributions. Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes to the extent of his tax basis in his common units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “— Disposition of Common Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution of cash to that unitholder. To the extent our distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Losses.”
      A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.”

To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis for the share of Section 751 Assets deemed relinquished in the exchange.
      Basis of Common Units. A unitholder’s initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt which is recourse to the general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”
      Limitations on Deductibility of Losses. The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder or a corporate unitholder, if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by five or fewer individuals or some tax-exempt organizations, to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.
      In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.
      The passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally corporate or partnership activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or investments in other publicly-traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.
      A unitholder’s share of our net income may be offset by any suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly-traded partnerships.

      Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.
      The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that net passive income earned by a publicly-traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.
      Entity-Level Collections. If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or the general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the partner on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.
      Allocation of Income, Gain, Loss and Deduction. In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the general partner and the unitholders in accordance with their percentage interests in us. At any time that distributions are made to the common units in excess of distributions to the subordinated units, or incentive distributions are made to the general partner, gross income will be allocated to the recipients to the extent of these distributions. If we have a net loss for the entire year, that loss will be allocated first to the general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the general partner.
      Specified items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of property contributed to us by the general partner and its affiliates, referred to in this discussion as “Contributed Property.” The effect of these allocations to a unitholder purchasing common units in an offering will be essentially the same as if the tax basis of our assets were equal to their fair market value at the time of the offering. In addition, items of recapture income will be allocated to the extent possible to the partner who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.
      An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity”, will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow and other nonliquidating distributions; and

•	the rights of all the partners to distributions of capital upon liquidation.
      Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.
      Treatment of Short Sales. A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be a partner for those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	all of these distributions would appear to be ordinary income.
      Vinson & Elkins L.L.P. has not rendered an opinion regarding the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. Please also read “— Disposition of Common Units — Recognition of Gain or Loss.”
      Alternative Minimum Tax. Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. We strongly recommend that prospective unitholders consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.
      Tax Rates. In general the highest effective United States federal income tax rate for individuals currently is 35.0% and the maximum United States federal income tax rate for net capital gains of an individual is currently 15.0% if the asset disposed of was held for more than 12 months at the time of disposition.
      Section 754 Election. We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder’s inside basis in our assets will be considered to have two components: (1) his share of our tax basis in our assets (“common basis”) and (2) his Section 743(b) adjustment to that basis.

      Treasury regulations under Section 743 of the Internal Revenue Code require that, if the remedial allocation method is adopted (which we have adopted), a portion of the Section 743(b) adjustment attributable to recovery property be depreciated over the remaining cost recovery period for the Section 704(c) built-in gain. Under Treasury regulation Section 1.167(c)-l(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these Treasury Regulations. Please read “— Tax Treatment of Operations” and “— Uniformity of Units.”
      Although Vinson & Elkins L.L.P. is unable to opine as to the validity of this approach because there is no clear authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property, or treat that portion as non-amortizable to the extent attributable to property the common basis of which is not amortizable. This method is consistent with the regulations under Section 743 of the Internal Revenue Code but is arguably inconsistent with Treasury regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets. To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “— Tax Treatment of Operations — Uniformity of Units.”
      A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of our common basis immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election.
      The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.
Tax Treatment of Operations
      Accounting Method and Taxable Year. We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please read “— Disposition of Common Units — Allocations Between Transferors and Transferees.”
      Tax Basis, Depreciation and Amortization. The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by partners holding interests in us immediately prior to that offering. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”
      To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. We are not entitled to any amortization deductions with respect to any goodwill conveyed to us on formation. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.
      If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a common unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”
      The costs incurred in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.
      Valuation and Tax Basis of Our Properties. The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.
Disposition of Common Units
      Recognition of Gain or Loss. Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.
      Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder’s tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder’s tax basis in that common unit, even if the price received is less than his original cost.
      Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than 12 months will generally be taxed at a maximum rate of 15%. A portion of this gain or loss, which will likely be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.
      The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury regulations, may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. We strongly recommend that a unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions consult his tax advisor as to the possible consequences of this ruling and application of the regulations.
      Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.
      Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.
      Allocations Between Transferors and Transferees. In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.
      The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.
      A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.
      Notification Requirements. A unitholder who sells or exchanges units, other than through a broker, generally is required to notify us in writing of that sale or exchange within 30 days after the sale or exchange (or, if earlier, January 15 of the year following the sale). A unitholder who acquires units generally is required to notify us in writing of that acquisition within 30 days of that purchase, unless a broker or nominee will satisfy such requirement. We are required to notify the IRS of any such transfers and to furnish specified information to the transferor and transferee. Failure to satisfy these reporting obligations may, in some cases, lead to the imposition of penalties.
      Constructive Termination. We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in his taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.
Uniformity of Units
      Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6). Any non-uniformity could have a negative impact on the value of the units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”
      We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of that property, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury regulation Section 1.167(c)-1(a)(6). Please read “— Tax Consequences of Unit Ownership — Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “— Disposition of Common Units — Recognition of Gain or Loss.”
Tax-Exempt Organizations and Other Investors
      Ownership of units by employee benefit plans, other tax-exempt organizations, regulated investment companies, non-resident aliens, foreign corporations, and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.
      Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.
      A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. Recent legislation treats net income derived from the ownership of certain publicly traded partnerships (including us) as qualifying income to a regulated investment company. However, this legislation is only effective for taxable years beginning after October 22, 2004, the date of enactment. For taxable years beginning prior to the date of enactment, very little of our income will be qualifying income to a regulated investment company.
      Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective rate on cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8 BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.
      In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.
      Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.
Administrative Matters
      Information Returns and Audit Procedures. We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by Vinson & Elkins L.L.P., we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine his share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.
      The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his own return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.
      Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. The partnership agreement names our general partner as our Tax Matters Partner.
      The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.
      A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.
      Nominee Reporting. Persons who hold an interest in us as a nominee for another person are required to furnish to us:

(a) the name, address and taxpayer identification number of the beneficial owner and the nominee;

(b) whether the beneficial owner is

(1) a person that is not a United States person,

(2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or

(3) a tax-exempt entity;

(c) the amount and description of units held, acquired or transferred for the beneficial owner; and

(d) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.
      Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.
      Accuracy-related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.
      A substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

(1) for which there is, or was, “substantial authority,” or

(2) as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.
      If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an “understatement” of income for which no “substantial authority” exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns to avoid liability for this penalty. More stringent rules apply to “tax shelters,” a term that in this context does not appear to include us.
      A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.
      Reportable Transactions. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “— Information Returns and Audit Procedures” above.
      Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “— Accuracy-related Penalties,”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and

•	in the case of a listed transaction, an extended statute of limitations.
      We do not expect to engage in any “reportable transactions.”
State, Local, Foreign and Other Tax Considerations
      In addition to federal income taxes, a unitholder will likely be subject to other taxes, including state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which a unitholder is a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in New Mexico, Arizona, Washington, Texas, Utah and Idaho. We may also own property or do business in other jurisdictions in the future. Although a unitholder may not be required to file a return and pay taxes in some jurisdictions because its income from that jurisdiction falls below the filing and payment requirement, unitholders will be required to file state income tax returns and to pay state income taxes in some or all of the states in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and also may not be available to offset income in subsequent taxable years. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “— Tax Consequences of Unit Ownership — Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material. We may also own property or do business in other states in the future.
      It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local, and foreign as well as United States federal tax returns, that may be required of him. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.
Tax Consequences of Ownership of Debt Securities
      A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth in the prospectus supplement relating to the offering of any debt securities.

SELLING UNITHOLDERS
      In addition to covering our offering of securities, this prospectus covers the offering for resale of up to 1,170,000 common units by the selling unitholders. On July 8, 2005, we originally issued an aggregate of 1,100,000 of our unregistered common units to Fiduciary/ Claymore MLP Opportunity Fund, Perry Partners, L.P., Structured Finance Americas, LLC, Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc. (collectively, the “Initial Purchasers”) in a private sale of our common units exempt from the registration requirements of the Securities Act. In connection with the sale of our common units, we agreed to file a registration statement with the Commission to register those common units. Also on July 8, 2005, in a separate transaction for the acquisition of certain intermediate feedstock pipelines and related assets of Holly Corporation, we issued 70,000 of our unregistered common units to Holly Corporation as partial consideration for such acquisition.
      As used in this prospectus, “selling unitholders” includes any or all of the Initial Purchasers and/or Holly Corporation and any of their donees, pledgees, transferees or other successors-in-interest who sell units received after the date of this prospectus from a named selling unitholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling unitholders may sell all, some or none of the common units covered by this prospectus. See “Plan of Distribution — Distribution by Selling Unitholders.” We will bear all costs, expenses and fees in connection with the registration of the common units offered by this prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the units will be borne by the selling unitholders. The following table sets forth information relating to the selling unitholders’ beneficial ownership of our common units as of October 13, 2005:

	Number and
	Percentage of		Number and
	Outstanding		Percentage of
	Common Units		Outstanding
	Beneficially Owned		Common Units
	Prior to	Number of Common	Owned After
	Completion of	Units Offered	Completion of
Name of Selling Unitholder	Offering(1)	Hereunder	Offering(1)

Fiduciary/ Claymore MLP Opportunity Fund	659,450 (2)	600,000	59,450
	8.1%		0.7%
Perry Partners, L.P.(3)	350,000	350,000	-0-
	4.3%
Structured Finance Americas, LLC(4)	100,000 (5)	100,000	-0-
	1.2%
Kayne Anderson MLP Investment Company	141,300 (6)	32,100	109,200
	1.7%		1.3%
Kayne Anderson Energy Total Return Fund, Inc.	64,600 (6)	17,900	46,700
	0.8%		0.6%
Holly Corporation	70,000	70,000	-0-
	0.9%

(1)	Percentage ownership is based on 8,170,000 common units outstanding on October 13, 2005.

(2)	Does not include 302,070 common units owned by Fiduciary Asset Management, LLC, an affiliate of Fiduciary/ Claymore MLP Opportunity Fund, and its affiliates.

(3)	The general partner of Perry Partners, L.P. is Perry Corp., of which Richard C. Perry is the President and sole shareholder. Perry Corp. and Mr. Perry may be deemed to have voting and dispositive power with respect to the common units held by Perry Partners, L.P. Each of Mr. Perry and Perry Corp. disclaims beneficial ownership of such common units, except to the extent of his or its pecuniary interest therein, if any, and this prospectus shall not be deemed an admission that either Mr. Perry or

Perry Corp. is the beneficial owner of the common units for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

(4)	This selling unitholder identified itself to us as an affiliate of a broker-dealer, and represented to us that (a) the common units shown above as being offered by such selling unitholder were purchased by such selling unitholder in the ordinary course of business, and (b) at the time of such purchase, such selling unitholder had no arrangements or understandings, directly or indirectly, with any person to distribute such common units.

(5)	Does not include 2,200 common units owned by Deutsche Bank AG, an affiliate of Structured Finance Americas, LLC, and its affiliates. Deutsche Bank AG is the ultimate parent of Structured Finance Americas, LLC and thus may be deemed to have voting and dispositive power with respect to the common units held by Structured Finance Americas, LLC.

(6)	Does not include 440,100 common units owned by Kayne Anderson Capital Advisors, L.P., an affiliate of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc.

      None of the Initial Purchasers has held a position or office or had any other material relationship with us or any predecessor affiliate during the last three years. Holly Corporation is the ultimate parent company of HEP Logistics Holdings, L.P., and may, therefore, be deemed to beneficially own the 7,000,000 subordinated units held by HEP Logistics Holdings, L.P.
      Any prospectus supplement reflecting a sale of common units hereunder will set forth, with respect to the selling unitholders:

•	the name of the selling unitholders;

•	the nature of the position, office or other material relationship which the selling unitholders will have had within the prior three years with us or any of our affiliates;

•	the number of common units owned by the selling unitholders prior to the offering;

•	the number of common units to be offered for the selling unitholders’ account; and

•	the number and (if one percent or more) the percentage of common units to be owned by the selling unitholders after the completion of the offering.

INVESTMENT IN US BY EMPLOYEE BENEFIT PLANS
      An investment in us by an employee benefit plan is subject to certain additional considerations because the investments of such plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and restrictions imposed by Section 4975 of the Internal Revenue Code. As used herein, the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to (a) whether such investment is prudent under Section 404(a)(1)(B) of ERISA; (b) whether in making such investment, such plan will satisfy the diversification requirement of Section 404(a)(1)(C) of ERISA; and (c) whether such investment will result in recognition of unrelated business taxable income by such plan and, if so, the potential after-tax investment return. Please read “Tax Considerations — Tax-Exempt Organizations and Other Investors.” The person with investment discretion with respect to the assets of an employee benefit plan (a “fiduciary”) should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for such plan.
      Section 406 of ERISA and Section 4975 of the Internal Revenue Code (which also applies to IRAs that are not considered part of an employee benefit plan) prohibit an employee benefit plan from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the plan.
      In addition to considering whether the purchase of limited partnership units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether such plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of such plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.
      The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under certain circumstances. Pursuant to these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things, (a) the equity interest acquired by employee benefit plans are publicly offered securities — i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered pursuant to certain provisions of the federal securities laws, (b) the entity is an “Operating Partnership” — i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries, or (c) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest (disregarding certain interests held by our general partner, its affiliates and certain other persons) is held by the employee benefit plans referred to above, IRAs and other employee benefit plans not subject to ERISA (such as governmental plans). Our assets should not be considered “plan assets” under these regulations because it is expected that the investment will satisfy the requirements in (a) and (b) above and may also satisfy the requirements in (c).
      Plan fiduciaries contemplating a purchase of limited partnership units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

PLAN OF DISTRIBUTION
      We may sell the common units and debt securities being offered hereby directly, through agents or to or through underwriters or dealers.
      We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
      If we utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
      If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.
      Common units and debt securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.
Distribution by Selling Unitholders
      Distributions of the common units by the selling unitholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such person or entities, or through underwriters, dealers or agents or on any exchange on which the common units may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common units may be sold include:

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	underwritten transactions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	direct sales or privately negotiated transactions.

      Such transactions may be effected by the selling unitholder at market prices prevailing at the time of sale or at negotiated prices. The selling unitholders may effect such transactions by selling the common units to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling unitholders and may receive commissions from the purchasers of the common units for whom they may act as agent.
      In connection with sales of the common units under this prospectus, the selling unitholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common units in the course of hedging the positions they assume. The selling unitholders also may engage in short sales, short sales against the box, puts and calls and other transactions in common units, or derivatives thereof, and may sell and deliver their common units in connection therewith, or loan or pledge the common units to broker-dealers that in turn may sell them. In addition, the selling unitholders may from time to time sell their common units in transactions permitted by Rule 144 under the Securities Act.
      The selling unitholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common units against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the common units for sale under the Securities Act and to indemnify the selling unitholders against certain civil liabilities, including certain liabilities under the Securities Act.
      As of the date of this prospectus, neither we nor any selling unitholder has engaged any underwriter, broker, dealer or agent in connection with the distribution of common units pursuant to this prospectus by the selling unitholders. To the extent required, the number of common units to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to the selling unitholders from the sale of their common units offered hereby will be the sale price of those common units, less any commissions, if any, and other expenses of issuance and distribution not borne by us.
      The selling unitholders and any brokers, dealers, agents or underwriters that participate with the selling unitholders in the distribution of their common units may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the common units purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, and other information with the Commission under the Exchange Act. You may read and copy any document we file at the Commission’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information on the public reference room. Our filings are also available to the public at the Commission’s web site at http://www.sec.gov. In addition, documents filed by us can be inspected at the offices of the New York Stock Exchange, Inc. 20 Broad Street, New York, New York 10002.
      The Commission allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the Commission after the date of this prospectus. We incorporate by reference the documents listed below filed by us and any future filings made after the date of the initial filing of the registration statement of which this prospectus is a part with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of each offering under this prospectus (other than information furnished and not filed with the Commission).

•	the Annual Report on Form 10-K of Holly Energy Partners, L.P. for the year ended December 31, 2004, as filed with the Commission on February 24, 2005;

•	the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended March 31, 2005, as filed with the Commission on May 5, 2005;

•	the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2005, as filed with the Commission on August 4, 2005;

•	the Current Reports on Form 8-K of Holly Energy Partners, L.P., as filed with the Commission on March 4, 2005, June 15, 2005, June 30, 2005, July 8, 2005, July 12, 2005, July 27, 2005 and August 8, 2005; and

•	the description of our common units contained in our registration statement on Form 8-A, as filed with the Commission on June 21, 2004, and any subsequent amendment thereto filed for the purpose of updating such description.
      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to Holly Energy Partners, L.P., 100 Crescent Court, Suite 1600, Dallas, Texas 75201, Attention: Chief Financial Officer; telephone number: (214) 220-7700.

LEGAL MATTERS
      Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., as our counsel. Any underwriter will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
      The consolidated financial statements of Holly Energy Partners, L.P. as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in Holly Energy Partners, L.P.’s Current Report (Form 8-K) filed with the Commission on July 27, 2005 and incorporated in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee	$99,907
Legal fees and expenses	125,000
Accounting fees and expenses	25,000
Printing and engraving expenses	10,000
Miscellaneous	5,093

Total	$265,000

Item 15.	Indemnification of Directors and Officers
      Holly Energy Partners, L.P. is a Delaware limited partnership. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	the general partner;

•	any departing general partner;

•	any person who is or was an affiliate of the general partner of our general partner or any departing general partner;

•	any person who is or was a member, partner, officer, director, employee, agent, or trustee of any entity described above; or

•	any person designated by the general partner of our general partner.
      Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees in its sole discretion, the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.
      Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.
      The underwriting agreements that we may enter into with respect to the offer and sale of securities covered by this registration statement will contain certain provisions for the indemnification of directors and officers and the underwriters or sales agents, as applicable, against civil liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules
      Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

Item 17.	Undertakings
      (a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (e) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act of 1939.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-128101 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 21, 2005.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton

Name: Matthew P. Clifton

Title:	Chairman of the Board and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement 333-128101 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board & Chief Executive Officer of Holly Logistic Services, L.L.C. (Principal Executive Officer)	October 21, 2005

/s/ Stephen J. McDonnell Stephen J. McDonnell	Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)	October 21, 2005

/s/ P. Dean Ridenour P. Dean Ridenour	Director, Vice President and Chief Accounting Officer of Holly Logistic Services, L.L.C. (Principal Accounting Officer)	October 21, 2005

* Lamar Norsworthy	Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Jerry W. Pinkerton	Director of Holly Logistic Services, L.L.C.	October 21, 2005

Signature		Title	Date

* William P. Stengel		Director of Holly Logistic Services, L.L.C.	October 21, 2005

*By:	/s/ Matthew P. Clifton Matthew P. Clifton as Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-128101 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 21, 2005.

HOLLY ENERGY FINANCE CORP.

By:	/s/ Matthew P. Clifton

Name: Matthew P. Clifton

Title:	Director, President and Chief Executive Officer
POWER OF ATTORNEY
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement 333-128101 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Director, President & Chief Executive Officer (Principal Executive Officer)	October 21, 2005

/s/ Stephen J. McDonnell Stephen J. McDonnell	Director, Vice President & Chief Financial Officer (Principal Financial Officer)	October 21, 2005

/s/ P. Dean Ridenour P. Dean Ridenour	Director, Vice President & Chief Accounting Officer (Principal Accounting Officer)	October 21, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-128101 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 21, 2005.

HEP LOGISTICS GP, L.L.C.

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton

Name: Matthew P. Clifton

Title:	Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement 333-128101 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board & Chief Executive Officer of Holly Logistic Services, L.L.C. (Principal Executive Officer)	October 21, 2005

/s/ Stephen J. McDonnell Stephen J. McDonnell	Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)	October 21, 2005

/s/ P. Dean Ridenour P. Dean Ridenour	Director, Vice President and Chief Accounting Officer of Holly Logistic Services, L.L.C. (Principal Accounting Officer)	October 21, 2005

* Lamar Norsworthy	Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.	October 21, 2005

Signature		Title	Date

* Jerry W. Pinkerton		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* William P. Stengel		Director of Holly Logistic Services, L.L.C.	October 21, 2005

*By:	/s/ Matthew P. Clifton Matthew P. Clifton as Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-128101 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 21, 2005.

HOLLY ENERGY PARTNERS — OPERATING, L.P.

By:	HEP Logistics GP, L.L.C., its general partner

By:	Holly Energy Partners, L.P., its sole partner

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton

Name: Matthew P. Clifton

Title:	Chairman of the Board and

Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement 333-128101 has been signed by the following persons in the capacity and on the date indicated.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board & Chief Executive Officer of Holly Logistic Services, L.L.C. (Principal Executive Officer)	October 21, 2005

/s/ Stephen J. McDonnell Stephen J. McDonnell	Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)	October 21, 2005

/s/ P. Dean Ridenour P. Dean Ridenour	Director, Vice President and Chief Accounting Officer of Holly Logistic Services, L.L.C. (Principal Accounting Officer)	October 21, 2005

* Lamar Norsworthy	Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Charles M. Darling, IV	Director of Holly Logistic Services, L.L.C.	October 21, 2005

Signature		Title	Date

* Jerry W. Pinkerton		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* William P. Stengel		Director of Holly Logistic Services, L.L.C.	October 21, 2005

*By:	/s/ Matthew P. Clifton Matthew P. Clifton as Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-128101 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 21, 2005.

HEP PIPELINE GP, L.L.C.
HEP REFINING GP, L.L.C
HEP MOUNTAIN HOME, L.L.C.
HEP PIPELINE, L.L.C.
HEP REFINING, L.L.C.
HEP WOODS CROSS, L.L.C.

By:	Holly Energy Partners — Operating, L.P., its sole member

By:	HEP Logistics GP, L.L.C., its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C.., its general partner

By:	/s/ Matthew P. Clifton

Name: Matthew P. Clifton

Title:	Chairman of the Board and

Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement 333-128101 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board & Chief Executive Officer of Holly Logistic Services, L.L.C. (Principal Executive Officer)	October 21, 2005

/s/ Stephen J. McDonnell Stephen J. McDonnell	Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)	October 21, 2005

/s/ P. Dean Ridenour P. Dean Ridenour	Director, Vice President and Chief Accounting Officer of Holly Logistic Services, L.L.C. (Principal Accounting Officer)	October 21, 2005

Signature		Title	Date

* Lamar Norsworthy		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Charles M. Darling, IV		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Jerry W. Pinkerton		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* William P. Stengel		Director of Holly Logistic Services, L.L.C.	October 21, 2005

*By:	/s/ Matthew P. Clifton Matthew P. Clifton as Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-128101 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 21, 2005.

HEP NAVAJO SOUTHERN, L.P.
HEP PIPELINE ASSETS, LIMITED PARTNERSHIP
HEP FIN-TEX/ TRUST-RIVER, L.P.

By:	HEP Pipeline GP, L.L.C., its general partner

By:	Holly Energy Partners — Operating, L.P., its sole member

By:	HEP Logistics GP, L.L.C, its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton

Name: Matthew P. Clifton

Title:	Chairman of the Board and

Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement 333-128101 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board & Chief Executive Officer of Holly Logistic Services, L.L.C. (Principal Executive Officer)	October 21, 2005

/s/ Stephen J. McDonnell Stephen J. McDonnell	Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)	October 21, 2005

/s/ P. Dean Ridenour P. Dean Ridenour	Director, Vice President and Chief Accounting Officer of Holly Logistic Services, L.L.C. (Principal Accounting Officer)	October 21, 2005

Signature		Title	Date

* Lamar Norsworthy		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Charles M. Darling, IV		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Jerry W. Pinkerton		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* William P. Stengel		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* By:	/s/ Matthew P. Clifton Matthew P. Clifton as Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement 333-128101 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 21, 2005

HEP REFINING ASSETS, L.P.

By:	HEP Refining GP, L.L.C., its general partner

By:	Holly Energy Partners — Operating, L.P., its sole member

By:	HEP Logistics GP, L.L.C, its general partner

By:	Holly Energy Partners, L.P., its sole member

By:	HEP Logistics Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By:	/s/ Matthew P. Clifton

Name: Matthew P. Clifton

Title:	Chairman of the Board and and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement 333-128101 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew P. Clifton Matthew P. Clifton	Chairman of the Board & Chief Executive Officer of Holly Logistic Services, L.L.C. (Principal Executive Officer)	October 21, 2005

/s/ Stephen J. McDonnell Stephen J. McDonnell	Vice President and Chief Financial Officer of Holly Logistic Services, L.L.C. (Principal Financial Officer)	October 21, 2005

/s/ P. Dean Ridenour P. Dean Ridenour	Director, Vice President and Chief Accounting Officer of Holly Logistic Services, L.L.C. (Principal Accounting Officer)	October 21, 2005

* Lamar Norsworthy	Director of Holly Logistic Services, L.L.C.	October 21, 2005

Signature		Title	Date

* Charles M. Darling, IV		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* Jerry W. Pinkerton		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* William P. Stengel		Director of Holly Logistic Services, L.L.C.	October 21, 2005

* By:	/s/ Matthew P. Clifton Matthew P. Clifton as Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibit

1	.1**	Form of Underwriting Agreement.

4	.1***	Form of Senior Indenture.

4	.2***	Form of Subordinated Indenture.

4.3		First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2004).

4.4		Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated February 28, 2005 (incorporated by reference to Exhibit 3.1 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 4, 2005).

4.5		Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated July 6, 2005 (incorporated by reference to Exhibit 3.1 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on July 12, 2005).

4.6		Form of certificate representing common units of Holly Energy Partners, L.P. (incorporated by reference to Exhibit A to Exhibit 3.1 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended June 30, 2004).

4.7		Indenture, dated as of February 28, 2005, among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Guarantors and the Trustee (incorporated by reference to Exhibit 4.1 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 4, 2005).

4.8		First Supplemental Indenture, dated March 10, 2005, among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Guarantors and the Trustee (incorporated by reference to Exhibit 4.5 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended March 31, 2005).

4.9		Second Supplemental Indenture, dated April 27, 2005, among Holly Energy Partners, L.P., Holly Energy Finance Corp., the Guarantors and the Trustee (incorporated by reference to Exhibit 4.6 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. for the quarter ended March 31, 2005).

4.10		Form of 6 1/4% Senior Note due 2015 (included as Exhibit A to Indenture filed as Exhibit 4.7 hereto) (incorporated by reference to Exhibit 4.2 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 4, 2005).

4.11		Form of Notation of Guarantee (included as Exhibit E to Indenture filed as Exhibit 4.7 hereto) (incorporated by reference to Exhibit 4.3 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on March 4, 2005).

4.12		Registration Rights Agreement, dated July 8, 2005, among Holly Energy Partners, L.P. and the Purchasers named therein (incorporated by reference to Exhibit 4.1 of the Form 8-K Current Report of Holly Energy Partners, L.P. as filed with the Commission on July 12, 2005).
5	.1***	Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.

8	.1***	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

12.1		Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 of the Quarterly Report on Form 10-Q of Holly Energy Partners, L.P. as filed with the Commission on August 4, 2005).

23	.1*	Consent of Ernst & Young LLP.

23	.2***	Consent of Vinson & Elkins L.L.P.

24	.1***	Power of Attorney.

25	.1****	Form T-1 Statement of Eligibility respecting the Senior Indenture.

25	.2****	Form T-1 Statement of Eligibility respecting the Subordinated Indenture.

*	Filed herewith.

**	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in this registration statement.

***	Filed on September 2, 2005.

****	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.